Exhibit 10.1

OLIN CORPORATION
RETIREMENT SAVINGS PLAN
Amended and Restated as of January 1, 2024

Page
ARTICLE I DEFINITIONS    1
ARTICLE II PARTICIPATION    10
2.1    On the Restatement Effective Date    10
2.2    After the Restatement Effective Date    10
ARTICLE III CONTRIBUTIONS    11
3.1    Tax Deferred Contributions    11
3.2    Limitations on Tax Deferred Contributions    13
3.3    Taxed Contributions    15
3.4    Employer Contributions    15
3.5    Limitations on Taxed Contributions and Company Contributions    16
3.6    Rollover Contributions and Prior Plan Transfers    18
3.7    Benefit and Contribution Limitations    19
3.8    Roth 401(k) Contributions    21
3.9    Qualified Separate Lines of Business    22
3.10    In-Plan Roth Transfer    22
ARTICLE IV ESOP LOANS    22
4.1    Limitations on Stock Acquired with Proceeds of an ESOP Loan    22
ARTICLE V ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS    23
5.1    Tax Deferred Contributions, Roth 401(k) Contributions and Taxed Contributions    23
5.2    Allocations with Respect to Dividends on Allocated Company Stock    23
5.3    Matching Contributions    23
5.4    Retirement Contributions    25
ARTICLE VI INVESTMENT OF CONTRIBUTIONS    28
6.1    Participant Direction of Accounts    28
6.2    Investments in Company Stock    29
6.3    Limitations on Investing in the Olin Common Stock Fund    29
6.4    Investment of Matching Contributions    30
6.5    Special Distribution Account    30
ARTICLE VII VESTING    31
7.1    Vesting of Tax Deferred Contribution, Roth 401(k) Contribution and Taxed
Contribution Accounts    31
7.2    Vesting of Company Contribution Accounts    31
7.3    Vesting of Amounts Rolled Over or Transferred from Other Plans    32
7.4    Forfeitures    33
ARTICLE VIII IN SERVICE WITHDRAWALS – PRIOR TO TERMINATION OF EMPLOYMENT    33
8.1    Withdrawals From Taxed Contribution Accounts    33

(continued)
Page
8.2    Withdrawals Of Matching Contributions    33
8.3    Age 59½ Withdrawals Participant Accounts    33
8.4    Retirement Contribution Accounts    33
8.5    Distribution of Withdrawals    33
8.6    In-Service Hardship Withdrawals    33
8.7    Limitation on Withdrawals for Participants with Outstanding Loans    35
ARTICLE IX LOANS TO PARTICIPANTS AND BENEFICIARIES    35
9.1    Loan Program    35
9.2    General Rules    35
9.3    Amount    35
9.4    Rate of Interest and Term of Loan    36
9.5    Security    36
9.6    Repayment    36
ARTICLE X DISTRIBUTIONS    36
10.1    Termination of Employment    36
10.2    Method of Distribution    38
10.3    Form of Distribution    38
10.4    Date of Distribution    39
10.5    Compliance with Applicable Law    43
10.6    Distributions to Comply with Qualified Domestic Relations Order    43
10.7    Distribution Rights Pertaining to Stock Distributions    43
ARTICLE XI TRUST FUND    45
11.1    Trust Agreement    45
11.2    Trustee    45
11.3    Return of Contributions    45
ARTICLE XII ADMINISTRATION    45
12.1    Administrative Committee    45
12.2    Investment Committee    45
12.3    Delegation    45
12.4    Action by Company    46
12.5    Employment of Agents    46
12.6    Fiduciary Responsibilities    46
12.7    Compensation    46
12.8    Committee Liability    46

(continued)
Page
12.9    Reports to Participants    46
12.10    Administrative Expenses    47
12.11    Special Fiduciary Provisions Concerning Employer Stock    47
ARTICLE XIII VOTING AND TENDER OFFERS    47
13.1    Voting of Company Stock    47
13.2    Tendering Company Stock    48
ARTICLE XIV AMENDMENT AND TERMINATION    49
14.1    Amendment    49
14.2    Termination    49
14.3    Termination of a Participating Employer’s Participation    49
ARTICLE XV TOP HEAVY    49
15.1    Application    50
15.2    Determination of Top Heavy    50
15.3    Vesting Requirements    51
15.4    Minimum Allocation    51
15.5    Dual Plan Limit    51
ARTICLE XVI MISCELLANEOUS PROVISIONS    51
16.1    Nonalienation of Benefits    51
16.2    Benefits Paid Solely from the Trust Fund    52
16.3    No Contract of Employment    52
16.4    Incompetency    52
16.5    Missing Recipients    52
16.6    Mergers, Consolidations and Transfers of Plan Assets    52
16.7    Claim Procedures    52
16.8    Cooperation of Participants    54
16.9    Applicable Law    54
16.10    Gender and Number    54
16.11    Headings    54
16.12    Veterans’ Rights Upon Re-Employment    54
16.13    Statute of Limitations & Mitigation    54
16.14    Evidence    55
APPENDIX A HISTORICAL PROVISIONS OF THE PLAN    57
APPENDIX B CARES ACT PROVISIONS FOR COVID-19 RELIEF    63

OLIN CORPORATION
RETIREMENT SAVINGS PLAN
Amended and Restated Effective as of January 1, 2024
INTRODUCTION
The Olin Corporation Retirement Savings Plan (the “Plan”) is a stock bonus plan that includes a (i) cash or deferred arrangement and (ii) an “employee stock ownership plan” component (an “ESOP”) within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”). The ESOP portion of the Plan is designed to invest primarily in employer securities as defined in Section 409(l) of the Code.
The Plan is amended and restated in this Plan document, the terms of which shall generally be effective as of January 1, 2024 (the “Restatement Effective Date”), except as otherwise provided herein, and all prior statutory requirements are carried forward in the Plan. The rights of Employees terminating service prior to the Restatement Effective Date shall be governed by the terms of the Prior Plan in effect as of the date the Employee terminated service, provided, however, that if the Employee retains an Account under this Plan after its Restatement Effective Date, the administration, timing and valuation of the distribution of such Account shall be determined under the terms of this Plan. For avoidance of doubt, contributions made and invested under the Plan were determined in accordance with the terms of the Prior Plan in effect as of the date of such contribution.
This Plan is intended to be in good faith compliance with the requirements of the Pension Protection Act of 2006, the Worker, Retiree, and Employer Recovery Act of 2008 and the Heroes Earning Assistance and Relief Tax Act.
The participation of each Participating Employer in this Plan shall be limited to providing benefits for Participants who are or have been in the employ of such Participating Employer and its Affiliated Companies. Contributions by a Participating Employer shall be determined on the basis of Participants who have been employed by that particular Participating Employer. The Plan shall be administered as a single plan and not as separate plans of the Company and each Participating Employer. All contributions made by the Company and by Participating Employers under the Plan, together with any increment attributable thereto, shall be used to pay benefits to Participants under the Plan in accordance with the provisions of the Plan and without regard to which Participating Employer or Participating Employers have funded the particular Participant’s benefits.
The purposes of the Plan are to encourage thrift on the part of Employees by furnishing them with a means to save for the future.
BRIEF HISTORY
Olin Corporation (the “Company”) established the Plan effective July 1, 1964. The Plan was established as a savings plan for eligible employees and was originally known as the Olin Employee Incentive Thrift Plan. Effective June 12, 1989, the Plan, which was then a stock bonus plan with a cash or deferred arrangement, was renamed the Olin Corporation Contributing Employee Ownership Plan and was amended to include the ESOP portion of the Plan. The Plan was thereafter amended from time to time prior to this restatement. Effective October 1, 2024, the Plan was renamed the Olin Corporation Retirement Savings Plan.
Since its inception, there have been certain mergers, as defined and described in Appendix A.
ARTICLE I
DEFINITIONS
1.1    “Account” shall mean with respect to any Participant, the aggregate of his Tax Deferred Contribution Account, his Roth 401(k) Contribution Account, his Taxed Contribution Account, his Company Contribution Account, Rollover Contribution Account, and such other account(s) or sub-accounts as may be established by the Administrative Committee or the Trustee.

1.2    “Active Participant” shall mean any Eligible Employee who participates in the Plan pursuant to Article II, who is actively employed by a Participating Employer and who still has an Account under the Plan.
1.3    “Administrative Committee” shall mean the committee described in Section 12.1.
1.4    “Affiliated Company” shall mean
(a)    Company,
(b)    each other corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, i.e., determined in accordance with Section 1563(a) of the Code, without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code, except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” wherever it appears in Section 1563(a)(1) of the Code) that includes the Company,
(c)    any trade or business under common control (as defined in Section 414(c) of the Code) with the Company,
(d)    any organization (whether or not incorporated) which is part of an affiliated service group that includes the Company,
(e)    any entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code,
(f)    any subsidiary of the Company designated as an Affiliated Company by the
Company.
1.5    “Bargaining Unit Employee” shall mean an Eligible Employee who is covered under a collective bargaining agreement between employee representatives and a Participating Employer.
1.6    “Beneficiary” shall mean such beneficiary or beneficiaries as may be designated from time to time by the Participant, in writing, to the Administrative Committee, to receive, in the event of the Participant’s death, the value of his Account at the time of his death. To be effective, the designation must be provided in a form or manner acceptable to the Administrative Committee. In the case of a Participant who is married, the Beneficiary shall be the Participant’s Spouse unless such Spouse consents in writing on a form provided by the Company (or its designee) and such consent is witnessed by a Plan representative or notary public to the designation of another person as Beneficiary. The designation of a Spouse as Beneficiary is not automatically revoked, invalidated or changed upon the divorce of such person from a Participant, unless, the Participant changes such designation. In the event that a Participant dies without a surviving Spouse and without having in effect at the time of his death a proper Beneficiary designation, his
Beneficiary shall be his estate. A Beneficiary shall be deemed a Participant for the limited and exclusive purposes of administering the deceased Participant’s Account and distributing the same.
1.7    “Board of Directors” shall mean the board of directors of the Company.
1.8    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto and applicable Regulations thereunder. Any term or phrase defined in Code shall, if used herein, be given the same meaning assigned to it by Code unless a different meaning is plainly required by the context.
1.9    “Company” shall mean Olin Corporation and any successor thereto by merger, purchase or otherwise.
1.10    “Company Contributions” shall mean Matching Contributions and Retirement Contributions.

1.11    “Company Contribution Account” shall mean, with respect to a Participant, that portion of the Participant’s Account, and such other account(s) or sub-accounts, that are attributable to Company Contributions (if any).
1.12    “Company Stock” shall mean the Company’s common stock, $1.00 par value per share, that is traded on the New York Stock Exchange (or such other applicable national exchange). Company Stock constitutes employer securities within the meaning of Section 409(l) of the Code.
1.13    “Compensation” shall mean basic compensation paid to an Eligible Employee for regularly scheduled hours of work rendered to any Participating Employer, prior to reduction for any Tax Deferred Contributions or any salary reduction contributions made to a plan described in Section 125 of the Code; but shall exclude any additional compensation such as shift differentials, overtime (other than overtime for hours that are deemed by a Participating Employer to be part of an Eligible Employee’s regularly scheduled hours of work), living and similar allowances, annual short-term incentive compensation, long-term incentive compensation (including but not limited to equity or equity based awards), and other bonus awards or payments. Notwithstanding the foregoing, the following provisions apply:
(a)    For purposes of determining the Compensation utilized in the determination of Retirement Contribution amounts under the Plan, Compensation shall include shift differentials, overtime, annual short-term incentive compensation and other bonus awards or payments made pursuant to on-going plans or programs (but not including any safety bonuses or one-time payments such as sign-on bonuses, retention bonuses); and shall exclude (unless otherwise included above) any amounts contributed to, or the value of benefits distributed under, the Company’s qualified defined benefit pension plans, this Plan or any other deferred compensation plan or program, any benefits provided under an employee benefit or fringe benefit plan or program, or the taxable value of any fringe benefits, cost of living and similar allowances, amounts paid as long-term incentive compensation, other awards and payments, and other extraneous income.
(b)    Appendix A sets forth additional terms relating to Compensation for Dow Transferees and KA Steel Local 710 Driver Participants.
Notwithstanding any other provision of the Plan to the contrary, an Employee’s annual Compensation taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual
Compensation means Compensation during the Plan Year. The adjusted limitation of Compensation for the Plan Year beginning on the Restatement Effective Date is $345,000.
1.14    “Current Market Value” shall mean:
(a)    on any day
(i)    as applied to transactions involving Company Stock,
(A)    if shares of Company Stock are sold, the weighted average net share price the Trustee receives for all shares sold on a given date, or, if not all directions to sell can be fully executed on a given date, then the weighted average net share price received over the period necessary to fully execute such direction to sell (the last day of such period being referred to as the “settlement date”), which average shall be based on the average net proceeds per share sold on each day a sale is made in accordance with the direction to sell until the entire amount directed as of the given date to be sold has been sold.
(B)    if shares of Company Stock are purchased (and subparagraph (iii) is inapplicable), the weighted average price per share (including commissions and other expenses, if any) the Trustee pays for all shares on the date of the purchase, or, if not all directions to purchase can be fully executed on a given date, then the weighted average share price paid over the period necessary to fully execute such direction to purchase (including commissions and other expenses, if any), which shall be based on the average price per share (including commissions and other expenses, if any) paid on each day a purchase is made in accordance with the direction to purchase until such direction has been fully executed.
(C)    if shares of Company Stock are purchased directly from the Company or directly contributed by the Company, whether such shares are treasury stock, authorized and previously unissued shares, or shares previously issued and repurchased by the Company, then the purchase price (or contribution value) shall be the weighted average price per share that the Trustee would pay for shares purchased on the open market (as of the date that contributions are wired to the Trustee, in the case of Participant directed investments); expressly provided, however, that no commissions shall be charged with respect to such purchases (or contributions) and if there are no open market purchases made by the Trustee on such date, then the purchase price per share (or contribution value per share) for such stock shall be the average of the high and low price for Company Stock as reported on the New York Stock Exchange consolidated transaction reporting system on such date.
Directions to purchase and sell shall be batched and delivered to the Trustee on a daily basis, and the net proceeds from actual purchases and sales will be applied to satisfy the oldest batch of outstanding trade directions on a “first in, first out” basis.
(ii)    as applied to transactions involving other investments permitted under the terms of the Plan, the closing market price as reported by the National Association of Securities Dealers, the New York Stock Exchange consolidated transaction reporting system or such other third-party reporting system or pricing source as the Trustee shall determine is appropriate for the applicable investment,
(A)    if the recordkeeper receives a direction to buy or sell by 4 p.m. Eastern Time (or such other time established by the record keeper from time to time or for a particular date) on a day the markets are open, on the date the order is received, or
(B)    if the recordkeeper receives an order to buy or sell after such time or the markets are not open on the date on which the instruction is received, as of the next succeeding business date.
(ii)    for reporting purposes (which includes, but is not limited to, reports provided via Participant Account statements, and the online reporting system (if any) or voice response system (if any) of the recordkeeper), the closing market price of the particular investment, as reported by the applicable third- party reporting system or pricing source, provided, however, that if the last day of the reporting period is not a business day, then the closing market price as of the most recent preceding business day shall be used. Notwithstanding the foregoing,
(A)    if a Participant directs that some or all of the Company Stock in his account be sold, the net proceeds of the sale will be credited to his Account, and his Account shall be updated, as of the settlement date based on the Current Market Value described in subparagraph (A)(i) above;
(B)    if a Participant directs the purchase of Company Stock for his account, the Company Stock will be credited to his Account, and his Account shall be updated, as of the settlement date based on the Current Market Value described in subparagraph (A)(ii) above; and
(C)    any transfer of assets into, or out of, other Funds, related to a purchase or sale of Company Stock, will not be effected until the settlement date of such transaction.
1.15    “Effective Date” of the original plan shall mean July 1, 1964.
1.16    “Eligible Employee” shall mean any Employee of a Participating Employer. Such term shall not include (unless otherwise determined by the Company):

(a)    Employees of a plant owned by the United States government and operated for the government by a Participating Employer;
(b)    Employees included in a collective bargaining unit with which an agreement has not been signed respecting the Plan; or
(c)    any other person who is not considered to be an Employee of the Company or an Affiliated Company by such entity.
In all cases of doubt, the Administrative Committee shall decide whether a person is an Eligible Employee as defined herein.
1.17    “Employee” shall mean a person who is a common law employee of a Participating Employer, provided such Employee is also either (i) performing services in the United States or (ii) a citizen of the United States performing services outside the United States at the request of a Participating Employer. In determining who is an Employee for purposes of this Plan, the following special provisions shall apply to the extent applicable:
(a)    In no event shall an individual who is leased from an organization that is not an Affiliated Company to an Affiliated Company and is a Leased Employee be treated as an Employee for purposes of this Plan.
(b)    An Employee shall not include for any purpose of the Plan
(i)    any individual classified by a Participating Employer as an independent contractor in respect of his or her services for the Participating Employer;
(ii)    any individual whose compensation for services to a Participating Employer is reported on IRS Form 1099 (or any replacement form);
(iii)    any individual whose compensation for services to a Participating Employer is paid from a payroll or other account of another employer under contract with the Participating Employer;
(iv)    any individual who is not paid from a Participating Employer’s payroll account or with respect to whom the Participating Employer does not issue an IRS Form W-2 (or any replacement form). Such exclusion shall not be affected by the Participating Employer’s misclassification of the individual’s employment status, or a determination by a court, government agency, arbitrator, or other authority that the individual is or was a common law employee of the Participating Employer, or that the Participating Employer is or was a common law employer, joint employer, single employer, or co-employer of the individual. For example, this provision excludes from participation in the Plan workers commonly referred to as contract employees, job-shoppers, independent contractors, consultants, and leased employees (including “leased employees” as that term is used in Section 414(n) of the Code regardless of whether such leased employees have completed the 12-month waiting period described in Section 414(n) of the Code).
1.18    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any section of ERISA shall include any successor provision thereto and any applicable Regulations thereunder. Any term or phrase defined in ERISA shall, if used herein, be given the same meaning assigned to it by ERISA unless a different meaning is plainly required by the context.
1.19    “ESOP” shall mean the employee stock ownership plan component of the Plan.
1.20    “ESOP Account” shall mean that that portion of a Participant’s Account invested in the Olin Common Stock Fund.
1.21    “ESOP Loan” shall mean a loan (or other extension of credit) used by the Trustee to finance the acquisition of Company Stock pursuant to Article IV or to refinance an ESOP Loan.

1.22    “Five Percent Shareholder” shall mean a person who owns (or is considered to own within the meaning of Section 318 of the Code) more than five percent of the outstanding stock or stock possessing more than five percent of the total combined voting power of all stock of a Participating Employer.
1.23    “Former Participant” shall mean any Eligible Employee who participates in the Plan pursuant to Article II, who is no longer employed by a Participating Employer and who still has an Account under the Plan.
1.24    “Fund” shall mean the various investment funds available under the Plan.
1.25    “Highly Compensated Employee” shall mean an Eligible Employee who:
(a)    was a Five Percent Shareholder during the Plan Year or the previous Plan Year; or
(b)    for the prior Plan Year received annual compensation from a Participating Employer, in excess of $80,000 (as adjusted from time to time as described below) and was in the group consisting of the top 20% of Employees when ranked on the basis of compensation paid during such previous Plan Year.
A former Eligible Employee shall be considered a Highly Compensated Employee if he was a Highly Compensated Employee either for the Plan Year in which his separation from service began or for any Plan Year ending on or after the former Eligible Employee’s 55th birthday. The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the Regulations thereunder.
The $80,000 limitation referred to above in subsection (b) shall be adjusted in the same manner as the limitations specified in Section 415(b)(1)(A) of the Code. For purposes of this Section, “annual compensation” shall mean ‘Code Section 415 Compensation’ as defined in Section 3.7 of the Plan. The adjusted limitation referred to in this Section for the Plan Year beginning on the Restatement Effective Date is $155,000.
1.26    “Hour of Service” shall mean any hour for which an Employee is directly or indirectly paid, or entitled to payment by the Company or another Participating Employer for the performance of duties.
1.27    “Investment Committee” shall mean the committee described in Section 12.2.
1.28    “IRS” shall mean the Internal Revenue Service.
1.29    “Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) under the primary direction or control of the recipient on a substantially full-time basis for a period of at least one year.
Contributions or benefits provided for a Leased Employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent (20%) of the recipient’s Non- Highly Compensated Employee workforce.
1.30    “Matching Contribution” shall mean a matching contribution (within the meaning of Section 401(m) of the Code) made by a Participating Employer on behalf of a Participant with respect to Tax Deferred Contributions, Roth 401(k) Contributions, Taxed Contributions, and Catch-Up Contributions and allocated to a Participant’s Company Contribution Account pursuant to Section 5.3.

1.31    “Non-Bargaining Unit Employee” shall mean an Eligible Employee who is not a Bargaining Unit Employee.
1.32    “Non-Highly Compensated Employee” shall mean an Eligible Employee who is not a Highly Compensated Employee.
1.33    “Olin Common Stock Fund” means the Fund under the Plan that is 100% invested in Company Stock, provided that (i) cash dividends (net of expenses applied to the Fund) paid on the Company Stock shall be reinvested in Company Stock except as otherwise set forth in the Plan, and (ii) cash and cash equivalents may be kept in the Fund to allow the processing of Fund orders and to pay permitted Plan expenses. Except as otherwise required herein or by applicable law, the Olin Common Stock Fund is intended to remain so invested without regard to (w) the diversification of assets, (x) the risk profile of investments in Company Stock, (y) the amount of income provided by Company Stock or (z) the fluctuation in the fair market value of Company Stock.
1.34    “Participant” shall mean any Active Participant or Former Participant (where applicable).
1.35    “Participant Directed Investments” shall mean the manner and percentages in which a Participant directs investments with respect to his Tax Deferred Contribution Account, or in the manner as directed by the Participant with respect to his Taxed Contribution Account (or if applicable, Roth 401(k) Contribution Account, or Company Contribution Account), in the event he is not making contributions to a Tax Deferred Contribution Account. If a Participant fails to make an investment election as provided in the preceding sentence, then with regard to his or her contributions (including all automatic deferrals described in Article III of the Plan), such Participant shall be deemed to have elected to have such contributions invested in the Plan’s age-based retirement Fund with the date closest to the Participant’s anticipated retirement date (or such other Fund as may be designated by the Investment Committee and communicated to Participants from time to time by the Administrative Committee in accordance with any applicable laws).
1.36    “Participating Employer” shall mean the Company, and any other Affiliated Company which has been designated as participating in the Plan by the Company. Each Participating Employer, including, without limitation, Olin Dow Subsidiary, Monarch, Pioneer, Winchester Ammunitions, Chlor Alkali Logistics, and KA Steel, (as such terms are defined in Appendix A) and each Affiliated Company of the Company and such Participating Employers, shall be deemed to have authorized the Company and the named fiduciaries to act for it in all matters arising under or with respect to the Plan, including the right of the Company to amend the Plan for all Participating Employers, and shall be deemed to have agreed to comply with such other terms and conditions concerning the Plan as may be imposed by such entities.
1.37    “Period of Continuous Service” shall mean:
(a)    prior to July 1, 1976, the Participant’s period of continuous participation in the Plan to July 1, 1976, and the waiting period in effect with respect to such Participant; and
(b)    from July 1, 1976, the aggregate period or periods beginning on July 1, 1976, or the date on which the Participant is first credited with an Hour of Service (or his reemployment commencement date), if later, and ending on his next following Severance from Service Date. In addition, effective July 1, 1976, (i) if an individual incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of his Severance from Service Date, or (ii) if during an absence from service for any reason other than a voluntary termination, discharge or retirement, he incurs a Severance from Service Date as the result of a voluntary termination, discharge or retirement and he returns to service within 12 months of the date on which he was first absent from service, the period during which he is absent from service shall be included in his Period of Continuous Service. For any individual who returns to service on or after October 1, 2024, the period during which he was absent from service following his Severance from Service Date shall be included in his Period of Continuous Service.

If an individual incurs a Period of Severance, his Period of Continuous Service shall not include his service prior to such Period of Severance if the individual does not complete a one-year Period of Continuous Service after his reemployment commencement date.
In addition, any period ending on or before July 1, 1985 that was disregarded as of that date under the break in service provisions in effect immediately prior to such date shall also not be included in the Participant’s Period of Continuous Service. Under such rules and conditions which shall be uniform in their nature and application to all Participants similarly situated, a Period of Continuous Service may be credited by the Administrative Committee during a period of absence from service.
In the event an individual who was a Leased Employee within the meaning of Section 414(n)(2) of the Code becomes an Eligible Employee and a Participating Employer was the recipient of such individual’s services as a Leased Employee, his prior employment as a Leased Employee shall be credited as part of his Period of Continuous Service.
Effective for reemployments commencing on or after December 12, 1994, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and the mandatory provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“Heart Act”) as of the effective dates specified for such provisions in that act. Accordingly, if an Employee in qualified military service returns to employment with the Company during the time that his re-employment rights are protected, then he shall receive credit for Periods of Continuous Service for the period of his qualified military service. Such Employee shall be permitted to make up Tax Deferred Contributions, Roth 401(k) Contributions or Taxed Contributions (i) with respect to the period of his qualified military service, within a time period not exceeding the lesser of (a) three times the length of his qualified military leave or (b) five years, and (ii) in accordance with the mandatory provisions of the Heart Act as of the effective dates specified for such provisions in that act. If the Employee makes up such contributions on a timely basis, then the applicable Participating Employer shall make-up any related Company Contributions.
With respect to unpaid family and medical leave, contributions, benefits and service credit will be provided in accordance with 29 CFR Section 825.215, effective for leaves commencing on or after August 5, 1993. During an unpaid medical or family leave under the FMLA, the Participant shall not incur any break in Service, and shall receive credit for Periods of Continuous Service.
1.38    “Period of Severance” shall mean the period of time commencing on an individual’s Severance from Service Date and ending on the date on which he again performs an Hour of Service.
1.39    “Plan” shall mean the Olin Corporation Retirement Savings Plan (known prior to October 1, 2024 generally, as the Contributing Employee Ownership Plan; and known prior to June 12, 1989, as the Olin Employee Incentive Thrift Plan), as set forth herein and as amended from time to time.
1.40    “Plan Year” shall mean the twelve-month period from January 1 through December 31.
1.41    “Prior Plan” means the Plan as in effect prior to the Restatement Effective Date at such applicable time as determined by the context.
1.42    “QDRO” shall mean a domestic relations order that is determined to be a qualified domestic relations order, as defined in Section 414(p)(1) of the Code.
1.43    “Regulations” shall mean the applicable regulations and other interpretive guidance, procedures, notices, announcements and bulletins issued pursuant to the Code, ERISA, or any other applicable law by the IRS, Department of Labor or any other governmental authority, and any temporary or other appropriate and effective regulations or rules promulgated by such authorities pending the issuance of such regulations.
1.44    “Required Beginning Date” shall mean, effective as of January 1, 1997, April 1st of the calendar year following the later of the calendar year in which the Participant (1) attains age 70 ½ (or age 72, if such Participant would have attained age 70 1/2 after December 31, 2019) or (2) terminates employment; provided however that:

(a)    with respect to any Five Percent Owner (as defined below), the “Required Beginning Date” shall be determined without regard to clause (2) above, and
(b)    with respect to any Active Participant who reached age 70 ½ during 1996, 1997 or 1998, such Participant’s Required Beginning Date shall be April 1 of the calendar year following the year in which the Participant reaches age 70 ½, unless the Participant elects to defer the commencement of his benefits until his actual retirement.
A Participant is a “Five Percent Owner” if such Participant is a 5 percent owner as defined in Section 416(i) of the Code at any time during the Plan Year ending with or within the calendar year in which such owner reaches age 66 1/2 or in any subsequent Plan Year.
1.45    “Retirement” shall mean retirement under any qualified defined benefit retirement pension plan of a Participating Employer on or after the attainment of age 55 or termination of employment for any reason of an Active Participant who is entitled to a fully vested retirement allowance under any such retirement plan of a Participating Employer.
1.46    “Retirement Contributions” shall mean those contributions made by the applicable Participating Employer on behalf of certain eligible Employees under Section 3.4(b) of the Plan, which are allocated to the Retirement Contribution Accounts of such eligible Employees in accordance with the formula contained in Section 5.4 of the Plan.
1.47    “Retirement Contribution Account” shall mean with respect to an eligible Participant described in Section 5.4 that portion of his Account attributable to Retirement Contributions.
1.48    “Rollover Contribution Account” shall mean, with respect to any Participant, that portion of his Account that is attributable to Rollover Contributions and prior plan transfers made on behalf of the Participant.
1.49    “Rollover Contributions” shall mean the amounts transferred to the Plan by a Participant as provided in Section 3.6.
1.50    “Roth 401(k) Contribution Account” shall mean, with respect to any Participant, that portion of his Account that is attributable to his Roth 401(k) Contributions.
1.51    “Roth 401(k) Contributions” shall mean the contributions made to the Plan by a Participant as provided in Section 3.8.
1.52    “Severance from Service Date” shall mean the earlier of (a) the date the employee quits, is discharged, retires, or dies and (b) the first anniversary of the first date of a period in which an employee remains absent from service for any other reason. Notwithstanding the foregoing, if the employee has been granted a Company approved leave of absence or layoff and the date of termination of such leave of absence or layoff occurs after the first anniversary of his absence from service under clause (b) above, such termination date will be the Severance from Service Date. Effective for reemployments commencing on or after December 12, 1994, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Additionally, service credit with respect to qualified military service will be provided in accordance with the mandatory provisions of the Heart Act as of the effective dates specified for such provisions in that act.
In the event an employee is absent from service beyond the first anniversary of the first date of absence occurring;
(a)    as a result of the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee by reason of adoption or for purposes of caring for a child of the employee immediately following the child’s birth or adoption, or
(b)    on or after January 1, 1993, by reason of the placement of a child with the Employee in connection with the foster care of any such child by the Employee, for the purposes of caring for any such child during the period immediately following such child’s foster care placement, because the employee is needed to care for a family member with a serious health condition, or because the employee’s own serious health condition makes the employee unable to perform the functions of his job, then a Severance from Service Date shall not occur until the second anniversary of the separation from service.
The period between the first and second anniversary of the first date of such absence from service shall not count either as a Period of Continuous Service or a Period of Severance.
1.53    “Spouse” shall mean the individual to whom a Participant is validly married, as recognized under applicable state law (and as construed in accordance with applicable Department of Labor and Treasury guidance, including IRS Notice 2014-19).
1.54    “Tax Deferred Contribution Account” shall mean, with respect to any Participant, that portion of his Account that is attributable to (a) Tax Deferred Contributions made on his behalf, and (b) any qualified non-elective or qualified matching contributions treated as Tax Deferred Contributions under Section 3.2.
1.55    “Tax Deferred Contributions” shall mean employer contributions made to the Plan at the election of a Participant, in lieu of unreduced compensation, pursuant to a salary reduction agreement or other deferral mechanism, as provided in Section 3.1.
1.56    “Taxed Contribution Account” shall mean, with respect to any Participant, that portion of his Account attributable to his Taxed Contributions (plus any qualified non-elective contributions treated as Taxed Contributions, if any).
1.57    “Taxed Contributions” shall mean employee voluntary after-tax contributions made to the Plan by a Participant as provided in Section 3.3 and which are not designated as Roth 401(k) Contributions under Section 3.8.
1.58    “Total and Permanent Disability” shall mean a disability incurred by a Participant, who as a result of such disability, is eligible to receive total and permanent disability benefits under a plan providing long term disability benefits maintained by a Participating Employer, or if not eligible to participate in such a plan at the time of the purported disability, is receiving disability benefits under the Social Security Act.
1.59    “Trust Agreement” shall mean the agreement or agreements between the Company and the Trustee, as amended from time to time, pursuant to which the Plan is funded.
1.60    “Trustee” shall mean the trustee or trustees acting as such under the Trust Agreement or Trust Agreements in effect from time to time.
1.61    “Valuation Date” shall mean each date on which Current Market Value is determined.
1.62    “Year of Service” shall mean any 12-month Period of Continuous Service.
ARTICLE II
PARTICIPATION
2.1    On the Restatement Effective Date. Any Eligible Employee who was an Active Participant in the Plan immediately prior to its restatement, shall be an Active Participant in the restated Plan on its Restatement Effective Date, provided he is still an Eligible Employee. Subject to Article III, the rate of Tax Deferred Contributions, Roth 401(k) Contributions, and Taxed Contributions immediately prior to the Restatement Effective Date shall be the same as of the Restatement Effective Date, and may be changed as provided in Article III.
2.2    After the Restatement Effective Date. Any other Eligible Employee may become an Active Participant as soon as practicable after completing the enrollment procedure prescribed by the Administrative Committee without satisfying a waiting period or after being automatically enrolled as described in Section 3.1.

ARTICLE III
CONTRIBUTIONS
3.1    Tax Deferred Contributions.
(a)    Subject to the provisions of this Section 3.1 and Section 3.2, each Active Participant may elect to have his Compensation reduced by from 1% to 80% (in whole integers) during the period in which such Compensation is paid and have that amount contributed to the trust fund by his Participating Employer on his behalf. At any time, the Administrative Committee may reduce the rate of future Tax Deferred Contributions to be made on behalf of Active Participants who are Highly Compensated Employees in order to satisfy the test described in Section 3.2. If the Compensation of an Active Participant is changed, the dollar amount of his Tax Deferred Contributions will automatically be changed so that the percentage elected is not changed.
(b)    In no event shall the Tax Deferred Contributions and Roth 401(k) Contributions when added to all other elective deferral contributions (within the meaning of Section 402(g)(3) of the Code) made on behalf of any Active Participant under any plan maintained by an Affiliated Company for any calendar year exceed the maximum dollar amount as determined by the IRS pursuant to Section 402(g) of the Code for such calendar year. In the event the foregoing dollar limitation is exceeded for any calendar year, the excess Tax Deferred Contributions and Roth 401(k) Contributions, plus the pro rata share of income and losses thereon, determined as of the distribution date in accordance with regulations issued by the Secretary of the Treasury, shall be distributed to the Participant on whose behalf such contribution was made by April 15th of the following calendar year. To the extent there is an excess distribution to a Participant, and such Participant does not elect a method of receiving such excess, excess distributions will first come from Roth 401(k) Contributions (if applicable) and then Tax Deferred Contributions (if applicable). Excess distributions made after April 15th of the following calendar year will be taxable as provided under the Code.
(c)    Subject to the following, an Active Participant eligible to have Tax Deferred Contributions made on his behalf may elect to completely suspend such contributions or to change the percentage of the reduction in his Compensation. Such election shall be made at such time and in such manner as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.
(i)    For Eligible Employees hired on or after November 1, 2006, and provided that such newly hired Eligible Employee during the Opt Out Period does not make any contrary election (such as electing to not participate in the Plan, or electing to participate in the Plan at an earlier or different time, or electing a different Tax Deferred Contribution, Taxed Contribution or Roth 401(k) Contribution percentage), such Eligible Employee shall participate in the Plan as soon as administratively feasible on or after the expiration of the Opt Out Period and the percentage of the reduction in his Compensation shall be set at 6%. Such Tax Deferred Contribution rate may be changed in accordance with applicable Plan terms. The manner and form for making a contrary election during the Opt Out Period shall be set by the Administrative Committee, and the default investment for such contributions (to the extent the Participant does not provide affirmative investment direction) shall be an age-based retirement Fund with the date closest to the Participant’s anticipated retirement date (assuming such person retires at age 65) (or such other Fund as may be designated by the Investment Committee). For purposes of this Section 3.1(c)(i), the term “Opt Out Period” refers to the thirty- day period commencing on the Eligible Employee’s date of hire (or such other period determined and communicated by the Administrative Committee).
(d)    For an Active Participant who qualifies as an Eligible Auto-Escalation Participant for a Plan Year, such Active Participant’s Applicable Employee Contribution Rate shall increase by 1% as of, or as soon as administratively feasible after, the Auto-Escalation Effective Date for such Plan Year. Such Applicable Employee Contribution Rate (and any other Employee Contribution Rate) may be changed in accordance with applicable Plan terms.
(i)    For purposes of this Section 3.l(d), the following definitions shall apply.

(A)    An “Eligible Auto-Escalation Participant” for a particular Plan Year means an Active Participant who meets all of the following:
(1)    the Active Participant was hired (or re-hired) by the Company prior to January 1st of such Plan Year;
(2)    the sum of the Active Participant’s Employee Contribution Rates as of the Auto-Escalation Eligibility Determination Date for such Plan Year is above 0% but less than 15%;
(3)    the Active Participant is not suspended from making employee contributions as of the Auto-Escalation Eligibility Determination Date for such Plan Year (and does not become suspended during the Auto-Escalation Opt-Out Period for such Plan Year); and
(4)    the Active Participant is not participating in any contribution rate escalation program offered under the Plan as of the Auto- Escalation Eligibility Determination Date for such Plan Year (and does not start participating during the Auto-Escalation Opt-Out Period for such Plan Year); and
(5)    the Active Participant does not opt out of the auto- escalation feature described in the first paragraph of this Section 3.l(d) during the Auto- Escalation Opt-Out Period for such Plan Year.
The manner and form for opting out during the Auto-Escalation Opt-Out Period above shall be set by the Administrative Committee (which may include opting out by changing an Employee Contribution Rate during such Auto- Escalation Opt-Out Period).
(B)    An Active Participant’s “Employee Contribution Rates” refers to the Active Participant’s (1) rate of Tax Deferred Contributions, (2) rate of Roth 40l(k) Contributions, and (3) rate of Taxed Contributions. For avoidance of doubt, an Active Participant’s Employee Contribution Rates do not include any rate of Catch-Up Contributions made under the Plan.
(C)    An Active Participant’s “Applicable Employee Contribution Rate” for a Plan Year refers to the Active Participant’s rate of Tax Deferred Contributions if he or she is making such contributions as of the applicable Auto-Escalation Eligibility Determination Date; provided, if that is not the case, it shall refer to the Active Participant’ s rate of Roth 40l(k) Contributions if he or she making such contribution as of such date; and provided, further, if that is not case, it shall refer to the Active Participant’s rate of Taxed Contributions.
(D)    The “Auto-Escalation Eligibility Determination Date” for a Plan Year refers to February 28th of such Plan Year (or such other date set by the Administrative Committee for such Plan Year).
(E)    The “Auto-Escalation Effective Date” for a Plan Year refers to April 1st of such Plan Year (or such other date set by the Administrative Committee for such Plan Year).
(F)    The “Auto-Escalation Opt-Out Period” for a Plan Year refers to the month of March for such Plan Year (or such other period set by the Administrative Committee for such Plan Year).
(e)    Effective with respect to Tax Deferred Contributions made in Plan Years commencing on or after January 1, 2002 (and Roth 401(k) Contributions made in Plan Years commencing after 2008), and notwithstanding the limitations in Section 3.1(b) above, all Employees eligible to make such contributions who have attained age 50 before the close of the Plan Year shall be eligible to make additional contributions in accordance with and subject to the limitations of Section 414(v) of the Code (“Catch-Up Contributions”). Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(1l), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. As elected by a Participant in a manner and form determined by the Administrative Committee, Catch-up Contributions shall be treated as (i) Tax Deferred Contributions and shall be allocated to Active Participants’ Tax Deferred Contribution Accounts, or (ii) Roth 401(k) Contributions and shall be allocated to Active Participants’ Roth 401(k) Contribution Accounts. Effective January 1, 2025, Catch-Up Contributions shall be matched and such matching contributions shall be considered a Matching Contribution (as defined above). Catch-up Contributions (excluding any Matching Contributions made thereon) shall not be considered Tax Deferred Contributions for purposes of the Actual Deferral Percentage test of Section 3.2 of the Plan. The extent to which an Active Participant’s Tax Deferred Contributions and Roth 401(k) Contributions are characterized as Catch-Up Contributions, rather than Taxed Contributions, or Excess Contributions otherwise subject to the various Plan and Code limitations, shall be determined by the Administrative Committee as of the end of the Plan Year, in accordance with Section 414(v) of the Code and Regulations issued thereunder.
(f)    Tax Deferred Contributions for any month will be paid by the Active Participant’s Participating Employer to the trust fund as soon as feasible after the end of each pay period, but in no event later than fifteen (15) business days following the end of the month with respect to which such amounts are withheld.
3.2    Limitations on Tax Deferred Contributions.
(a)    Deferral Percentage Test. Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Section 401(k) of the Code (“ADP Test”) and Section 1.401(k)-2(a) of the Regulations for each Plan Year. The Plan Administrator shall administer the ADP test in accordance with IRS rulings and the Regulations in effect and as amended from time to time.
(b)    Current Year Testing. The Plan shall utilize the current year testing method for purposes of the ADP test, as described in this subsection (b). Each Plan Year, the Actual Deferral Percentage of eligible Highly Compensated Employees shall not exceed the greater of:
(i)    The Actual Deferral Percentage of all other Participants for the Plan Year, multiplied by 1.25; or
(ii)    The lesser of the Actual Deferral Percentage of all other Participants for the Plan Year multiplied by two (2), or the Actual Deferral Percentage of all other Participants for the Plan Year plus two (2) percentage points.
For any subsequent Plan Year, the Plan Administrator may elect to use the prior Plan Year’s Actual Deferral Percentage for Participants who are not Highly Compensated Employees in applying the tests described in this subsection (b). Such election shall be made in accordance with Section 401(k)(3)(A) of the Code and applicable Regulations and IRS rulings.
(c)    Definitions and Special Rules. For the purposes of this Section 3.2, the following definitions and special rules apply:
(i)    “Actual Deferral Percentage” (or “ratio”) means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participants in such group) of (i) the amount of Company contributions (as described below) actually paid over to the Trust on behalf of such Participants for the Plan Year to (ii) the Participant’s Code Section 415 Compensation for such Plan Year. Company contributions on behalf of any Participants shall include: (1) any elective deferrals made pursuant to the Participant’s deferral election (including excess elective deferrals of Highly Compensated Employees), but excluding (a) excess elective deferrals of Non-Highly Compensated Employees that arise solely from elective deferrals made under the Plan or plans of this employer and (b) elective deferrals that are taken into account in the contribution percentage test (provided the ADP Test is satisfied both with and without exclusion of these elective deferrals); and (2) qualified non-elective contributions and qualified matching contributions as elected by the Plan Administrator.
(ii)    The Actual Deferral Percentage for any Participants who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as elective deferrals for purposes of the ADP Test) allocated to the Participant’s Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by a Company, shall be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company that have different Plan Years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(k) of the Code and the Regulations thereunder.
(iii)    In the event that the Plan satisfies the requirements of Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section shall be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same Actual Deferral Percentage testing method.
(iv)    To the extent not otherwise expressly provided for in this Section 3.2, the provisions of Sections 401(k)(3) and 401(m)(9) of the Code and Section 1.401(k)-2 and 1.401(m)- 2 of the Regulations, and any related regulatory guidance, (and any subsequent IRS guidance issued under the above Sections of the Code) are, to the extent applicable, incorporated by reference.
(v)    A separate deferral percentage test will be performed for collectively bargained employees in accordance with applicable statutory and regulatory rules.
(d)    Adjustments to Deferral Percentages. If at any time the Plan Administrator determines that there is a reasonable possibility that the requirements of paragraph (a) of this Section 3.2 will not be satisfied for a Plan Year, then the Plan Administrator shall direct the Company to decrease the salary reduction contribution rate of Highly Compensated Employees in order to ensure that such requirements will be satisfied. Such decreases shall be made in a manner generally consistent with the procedures required for the return of excess salary reduction contributions under Section 401(k)(8) of the Code and shall be made with respect to Tax Deferred Contributions and Roth 401(k) Contributions as elected by the Participant, or if the Participant makes no election, by the Company.
(e)    Distribution of Excess Contributions. Notwithstanding any other provision of the plan, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than two and a half (2
½) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the applicable Employer with respect to such amounts. Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Company contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Company contributions and continuing in descending order until all the excess contributions have been allocated. The amount of excess contributions to be distributed with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to the Participant for the Participant’s taxable year ending with or within the Plan Year in accordance with Section 402(g)(2) of the Code and Section 3.2. Excess contributions shall be treated as Annual Additions under the plan. In no case shall the amount of excess contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the elective contributions made on behalf of such Participant for the Plan Year. “Excess contributions” shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Company contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their deferral percentages, beginning with the highest of such percentages). In the event a Highly Compensated Employee participates in more than one plan of the Company, the determination of which Highly Compensated Employee will be apportioned a share of any total excess contributions shall be made in a manner consistent with Section 401(k)-2(b)(2)(iii)(B) of the Regulations. Excess contributions will be distributed first from a Participant’s Roth 401(k) Contributions Account, and then from a Participant’s Tax Deferred Contributions Account.
(f)    Allocable Income or Loss. The income or loss allocable to the excess contributions shall be the sum of the income or loss allocable to the excess contributions for the applicable year. Any reasonable method may be used for computing income allocable to excess contributions, provided that the method (i) does not violate Section 401(a)(4) of the Code, (ii) is consistently used for all corrective distributions under the Plan for the Plan Year, and (iii) is used by the Plan for allocating income to Participants’ Accounts.
(g)    Treatment of Matching Contributions. Matching Contributions shall not be allocated with respect to excess contributions that are distributable or that have been distributed under this Section 4.4. If any such allocation is made, the allocation shall be forfeited and reallocated as a matching Company contribution as soon as reasonably practicable thereafter.
3.3    Taxed Contributions.
(a)    Subject to the provisions of Section 3.5, an Active Participant may elect to contribute Taxed Contributions to the trust fund by authorizing monthly payroll deductions of from 1% to 80% (in whole integers) of his Compensation. An Active Participant’s Taxed Contributions may not exceed the difference between (i) 80% of his Compensation and (ii) the percentage of his Compensation contributed as a Tax Deferred Contribution and Roth 401(k) Contribution. At any time, the Administrative Committee may reduce the rate of future Taxed Contributions to be made by Highly Compensated Employees in order to satisfy the test described in Section 3.5. If the Compensation of an Active Participant is changed, the dollar amount of his Taxed Contributions will automatically be changed so that the percentage elected is not changed. In the event an Active Participant’s Tax Deferred Contributions and Roth 401(k) Contributions are limited as provided in Section 3.1(b) due to Section 402(g) of the Code, and such Active Participant is not contributing Taxed Contributions at such time, Taxed Contributions shall be made to the Active Participant’s Account for the remainder of the Plan Year (subject to other applicable Plan provisions) at the same percentage that was in place at such time for the Tax Deferred Contributions and Roth 401(k) Contributions.
(b)    An Active Participant may elect to completely suspend such contributions or to change the percentage of his Taxed Contributions. Such election shall be made at such time and in such manner as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.
(c)    Taxed Contributions for any month will be paid by the Active Participant’s Participating Employer to the trust fund as soon as feasible after the end of each pay period but in no event later than fifteen (15) business days following the end of the month with respect to which such amounts are withheld.
3.4    Employer Contributions.
(a)    Matching Contributions.

(i)    Required Matching Contributions. Each Participating Employer shall contribute an amount sufficient to provide the allocations described in Section 5.3(a) and 5.4 with respect to its eligible Active Participants. Such contributions shall be made in cash, provided, however, that the Company may still make such contribution in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund. Such contributions shall not be made on behalf of collectively bargained Employees, unless otherwise provided pursuant to a collective bargaining agreement.
(ii)    Additional Discretionary Matching Contributions. With respect to a Plan Year and subject to the applicable Code limits, each Participating Employer may make such additional discretionary Matching Contributions for the benefit of its Active Participants, in cash, (provided, however, that the Company may make such contributions in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund) as the Company shall, in its discretion determine, with such contribution being allocated to its Active Participants in the same manner as the Matching Contributions provided for in Section 5.3(a). Such contributions shall not be made on behalf of collectively bargained Employees unless otherwise provided pursuant to collective bargaining.
(b)    Retirement Contributions. Each Participating Employer shall contribute an amount sufficient to provide the allocations described in Section 5.4 with respect to its eligible Employees. These Retirement Contributions shall be allocated to such eligible Employees in accordance with the formula set forth in Section 5.4, regardless of whether they are otherwise Participants under the Plan immediately prior to such time. Such contributions shall be made in cash, provided, however, that the Company may still make such contribution in Company Stock for those Participants who elect to invest in the Olin Common Stock Fund.
3.5    Limitations on Taxed Contributions and Company Contributions.
(a)    Contribution Percentage Test. Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the non-discrimination test of Section 401(m) of the Code (“ACP Test”) and Section 1.401(m)-2(a) of the Regulations for each Plan Year. The Plan Administrator shall administer the ACP test in accordance with IRS rulings and the Regulations in effect from time to time.
(b)    Current Year Testing. The Plan shall utilize the current year testing method for purposes of the ACP test, as described in this subsection (b). Each Plan Year, the Actual Contribution Percentage (defined below) of the eligible Highly Compensated Employees shall not exceed the greater of:
(i)    The Actual Contribution Percentage of all other Participants for the Plan Year, multiplied by 1.25; or
(ii)    The lesser of the Actual Contribution Percentage of all other Participants for the Plan Year multiplied by two (2,) or the Actual Contribution Percentage of all other Participants for the Plan Year plus two (2) percentage points.
For any subsequent Plan Year, the Plan Administrator may elect to use the prior Plan Year’s Contribution Percentage for Participants who are not Highly Compensated Employees in applying the tests described in this subsection (a). Such election shall be made in accordance with Section 401(m)(2)(A) of the Code and applicable Regulations and IRS rulings.
(c)    Definitions and Special Rules. For the purposes of this Section 3.5, the following definitions and special rules apply:
(i)    “Actual Contribution Percentage” (or “ratio”) means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of each such Participant’s contribution percentage amounts to the Participant’s Code Section 415 Compensation for the Plan Year. “Contribution percentage amounts” means the sum of the Participant contributions, matching contributions, and qualified matching contributions (to the extent not taken into account for purposes of the ADP

Test) made under the Plan on behalf of the Participant for the Plan Year. Such contribution percentage amounts shall not include matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions. The Plan Administrator may include qualified non-elective contributions in the contribution percentage amounts. Subject to Section 1.401(m)- 2(a)(6) of the Regulations, which is incorporated herein by reference, the Plan Administrator also may elect to use elective deferrals in the contribution percentage amounts.
(ii)    “Participant contribution” shall mean any contribution (other than a Roth 401(k) Contribution) made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
(iii)    “Matching contribution” shall mean a Company contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant contribution made by such Participant, or on account of a Participant’s elective deferral, under a plan maintained by the Company.
(iv)    “Eligible participant” means any Participant who is authorized under the Plan, for the Plan Year, to make a Participant contribution, or an elective deferral (if the Plan takes such contributions into account in the calculation of the contribution percentage), or to receive a matching contribution (including forfeitures) or a qualified matching contribution. If a Participant contribution is required as a condition of participation in the Plan, any Employee who would be a Participant but for the failure to make such a contribution shall be treated as an Eligible participant on whose behalf no employee contributions are made.
(v)    For purposes of this Section 3.5, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to the Participant’s account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such contribution percentage amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different Plan Years, all contribution percentage amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Section 401(m) of the Code.
(vi)    In the event that the Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section shall be applied by determining the actual contribution percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same contribution percentage testing method.
(vii)    For purposes of this Section 3.5, Participant contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.
(viii)    The Plan shall maintain records sufficient to demonstrate satisfaction of the contribution percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.
(ix)    A Participant is a Highly Compensated Employee for a particular Plan Year if the Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(x)    To the extent not otherwise expressly provided for in this Section 3.5, the provisions of Sections 401(m)(2) and 401(m)(9) of the Code and Section 1.401(m)-1(b) and 1.401(m)-2 of the Regulations (and any subsequent IRS guidance issued under the above Sections of the Code) are, to the extent applicable, incorporated by reference.
(d)    Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to participants to whose accounts such excess aggregate contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2½ months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the applicable Employer with respect to such amounts. Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest contribution percentage amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated. Excess aggregate contributions shall be treated as Annual Additions under the plan. In no case shall the amount of excess aggregate contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the amount of contribution percentage amounts made on behalf of such Participant for the Plan Year. “Excess aggregate contributions” shall mean, with respect to any Plan Year, the excess of (i) the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum contribution percentage amounts permitted by the contribution percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages). In the event a Highly Compensated Employee participates in more than one plan of the Company, the determination of which Highly Compensated Employee will be apportioned a share of any total excess aggregate contributions will be made in a manner consistent with Section 1.401(m)-2(b)(2)(iii)(B) of the Regulations.
(e)    Allocable Income or Loss. The income or loss allocable to the excess aggregate contributions shall be the sum of the income or loss allocable to the excess aggregate contributions for the applicable year. For corrective distributions made with respect to Plan Years beginning after December 31, 2005 and prior to January 1, 2008, the income and loss allocable to a Participant’s excess aggregate contributions that are distributed pursuant to this Section 3.5 for the gap period between the end of the Plan Year and the date of such distribution will be determined in accordance with applicable Regulations. For corrective distributions made with respect to Plan Years beginning on and after January 1, 2008, no such gap period income or loss will be allocated. Any reasonable method may be used for computing income allocable to excess aggregate contributions, provided that the method (i) does not violate Section 401(a)(4) of the Code, (ii) is consistently used for all corrective distributions under the Plan for the Plan Year, and
(iii) is used by the Plan for allocating income to participants’ accounts.
3.6    Rollover Contributions and Prior Plan Transfers.
Subject to the prior approval of the Administrative Committee (and in accordance with Appendix A with respect to the Dow Savings Plan), the Plan may receive Rollover Contributions representing all or part of the entire amount of any distribution from a qualified retirement plan meeting the requirements of Sections 401(a) or 403(a) of the Code on behalf of all Eligible Employees, provided that:
(a)    prior to January 1, 2002, no part of any distribution that is attributable to after-tax contributions may be rolled over to this Plan;
(b)    no part of any hardship distribution may be rolled over to this Plan;
(c)    no distribution that is made to comply with the minimum required distribution rules of Section 401(a)(9) of the Code may be rolled to this Plan; and

(d)    no distribution that one of a series of substantially equal periodic payments made over the life (or life expectancy) of the Active Participant or the joint lives (or joint life expectancies) of the Active Participant and his designated Beneficiary, or for a specified period of ten years or more may be rolled over to this Plan.
On or after January 1, 2002, the Plan may accept Rollover Contributions attributable to after-tax contributions provided that such rollover is made through a direct trustee-to-trustee rollover from a qualified plan described in Sections 401(a) or 403(a) of the Code. Rollover Contributions received by the Plan which are attributable to after-tax employee contributions shall be separately accounted for, including separately accounting for the portion of such Rollover Contribution which is includable in gross income and the portion of such Rollover Contribution which is not so includable. On or after February 1, 2009, the Plan may accept Rollover Contributions attributable to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code but only to the extent the rollover is permitted under the rules of Section 402(c) of the Code, and provided that such rollover is made through a direct trustee-to-trustee rollover.
Except as otherwise required above, any rollover may be made (i) through a direct rollover from a qualified plan, to this Plan, or (ii) through a distribution and rollover deposited in this Plan no later than the sixtieth (60th) day after the distribution was received by the Active Participant from the distributing plan or from a conduit IRA.
Subject to the approval of the Administrative Committee, amounts may be transferred directly to the Plan from a plan qualified under Section 401(a) of the Code provided that such plan is not either a defined benefit plan described in Section 414(j) of the Code or a defined contribution plan described in Section 414(i) of the Code that is subject to the minimum funding standards contained in Section 412 of the Code. All such Rollover Contributions or prior plan transfers shall be credited to the Active Participant’s Rollover Contribution Account, with such separate accounting under a sub-account as required by applicable law or the Administrative Committee. All such contributions and transfers shall become vested and distributable in accordance with the provisions of the Plan.
With respect to a determination that the distributing plan meets the requirements of Section 401(a) or 403(a) of the Code, evidence that the distributing plan has received a favorable determination letter from the Internal Revenue Service shall not be necessary for the Administrative Committee to reach the conclusion, in good faith, that such Rollover Contributions appear to be valid. Notwithstanding the foregoing, if the Administrative Committee later determines that the contribution was an invalid rollover contribution, the amount of the invalid rollover contribution, plus any earnings attributable thereto, shall be distributed to the Participant within a reasonable time after such determination.
For any transfer or rollover, and at the direction of the Administrative Committee and in accordance with such rules as the Administrative Committee may establish from time to time, the Plan will only accept cash on behalf of a Participant.
3.7    Benefit and Contribution Limitations.
(a)    Notwithstanding any other provision of this Plan, the sum of the annual additions (as hereinafter defined) to a Participant’s Account for limitation year (which shall be the calendar year) shall not exceed the lesser of
(i)    $40,000 (as adjusted for increases in the cost of living under Section 415(d)
of the Code), or
(ii)    One hundred percent (100%) of the Participant’s compensation (as defined in Section 415(c)(3) of the Code) for such limitation year from all Affiliated Companies.
The adjusted limitation under Section 415(d) of the Code for the Plan Year beginning on the Restatement Effective Date is $69,000.

For any short Plan Year, the dollar limitation in (i), above, shall be reduced by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is twelve (12). For Limitation Years beginning on or after January 1, 1998, Compensation under Section 415(c)(3) of the Code (“Code Section 415 Compensation”) shall include any elective deferral as defined in Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Company at the election of the Employee and which is not otherwise includable in the gross income of the Employee by reason of Sections 125 or 457 of the Code. For Plan Years beginning prior to January 1, 1998, such elective deferrals are not included in Code Section 415 Compensation. For Limitation Years beginning on or after January 1, 1998, Code Section 415 Compensation shall include salary reduction amounts deemed contributed under Section 125 of the Code because the Employee is unable (or fails) to certify that he has other health insurance coverage and, thus, is unable to elect unreduced salary instead of health insurance benefits, but only if the Company relies on employee certifications of coverage and does not otherwise request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan. For Limitation Years beginning on and after January 1, 2001, Code Section 415 Compensation shall include elective amounts that are not includible in gross income of the employee by reason of Section 132(f)(4) of the Code. Code Section 415 Compensation shall include “regular compensation for services” that is paid after a Participant’s severance from employment to the extent such compensation is made within the time limits prescribed by Code Section 415 and such amounts would have been included as Code Section 415 Compensation if paid prior to the Participant’s severance from employment.
(b)    Annual additions to a Participant’s Account for a Plan Year shall be the sum of:
(i)    the Participant’s Tax Deferred Contributions and Roth 401(k) Contributions for such Plan Year, except to the extent exempted as “catch-up” contributions in accordance with Section 414(v) of the Code;
(ii)    for Plan Years beginning after December 31, 1986, the Participant’s Taxed Contributions for such Plan Year;
(iii)    the employer contributions allocated to the Participant’s Account (including, but not limited to, Company Contributions);
(iv)    forfeitures allocated to the Participant’s Account;
(v)    amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by a Participating Employer; and
(vi)    amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by a Participating Employer;
provided, however, that the percentage of compensation limitations referred to in (a), above, shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition or to any amount otherwise treated as an annual addition under Section 415(l)(1) of the Code.
(c)    Annual additions to a Participant’s Account for a Plan Year shall not include:
(i)    transfers or rollover contributions;
(ii)    Participant repayments of a plan loan, a cash-out distribution or of a distribution of mandatory contributions (within the meaning of Section 411(a)(3)(D) of the Code); or

(iii)    employee contributions to a simplified employee pension excludable from gross income under Section 408(k)(6) of the Code.
(d)    In the event that it is determined that the annual additions to a Participant’s Account for any Plan Year would be in excess of the limitations contained herein, such annual additions shall be reduced to the extent necessary to bring such annual additions within the limitations contained in this Section 3.7. Likewise, for any Limitation Year beginning before January 1, 2000, in the event that any Participant of the Plan is also a Participant in any defined benefit plan or plans maintained by an Affiliated Company and it is determined that the annual additions to a Participant’s Account for any Plan Year when considered with the Participant’s projected annual benefit under such defined benefit plan or plans would be in excess of the limitations contained in Section 3.7 hereof, such annual additions and benefits shall be reduced to the extent necessary to satisfy the limitations contained in Section 3.7. In general, the required reductions in annual additions and benefits shall be made by proceeding only as far as necessary through the following sequence, with reductions at each level being prorated among all affected plans making provision for such reductions:
(i)    return of Taxed Contributions, plus any earnings thereon, if any, to the extent they are treated as annual additions;
(ii)    return of Tax Deferred Contributions and Roth 401(k) Contributions, plus any earnings thereon, if any, to the extent they are treated as annual additions;
(iii)    reduction of defined contribution plan annual additions other than Taxed Contributions and Tax-Deferred Contributions.
The Administrative Committee is authorized in its discretion to utilize a different method of correction provided such method is consistent with the requirements of the Code and Regulations thereunder and is applied on a uniform and non-discriminatory manner to all affected Participants.
(e)    Notwithstanding anything to the contrary herein, the application of the limitations and requirements under Section 415 of the Code for limitation years beginning on or after July 1, 2007 shall be made in accordance with the applicable final Regulations published in April 2007 with respect to applying such limitations and requirements.
3.8    Roth 401(k) Contributions.
(a)    As of February 1, 2009, the Plan will accept Roth 401(k) Contributions made on behalf of Active Participants which will be allocated to the Roth 401(k) Contribution Account. Unless specifically stated otherwise, Roth 401(k) Contributions will be treated as Tax Deferred Contributions for all purposes under the Plan in accordance with applicable law and as required by the context of the Plan. Additionally, Roth 401(k) Contributions shall not be made under any automatic enrollment provisions of the Plan. Roth 401(k) Contributions, earnings, distributions and withdrawals will be taxed in accordance with applicable law.
(b)    Subject to the preceding provisions of this Article III, an Active Participant may elect to contribute Roth 401(k) Contributions to the trust fund by authorizing monthly payroll deductions of from 1% to 80% (in whole integers) of his Compensation. An Active Participant’s Roth 401(k) Contributions may not exceed the difference between (i) 80% of his Compensation and (ii) the percentage of his Compensation contributed as a Tax Deferred Contributions and Taxed Contributions. At any time, the Administrative Committee may reduce the rate of future Roth 401(k) Contributions to be made by Highly Compensated Employees in order to satisfy the preceding provisions of this Article III. If the Compensation of an Active Participant is changed, the dollar amount of his Roth 401(k) Contributions will automatically be changed so that the percentage elected is not changed.
(c)    An Active Participant may elect to completely suspend such contributions or to change the percentage of his Roth 401(k) Contributions. Such election shall be made at such time and in such manner as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.
(d)    Roth 401(k) Contributions for any month will be paid by the Active Participant’s Participating Employer to the trust fund as soon as feasible after the end of each pay period but in no event later than fifteen (15) business days following the end of the month with respect to which such amounts are withheld.
(e)    In all cases and notwithstanding anything to the contrary, Matching Contributions will be applied to Tax Deferred Contributions first, then Roth 401(k) Contributions and then Taxed Contributions. Except as otherwise provided herein, Catch-Up Contributions attributable to Roth 401(k) Contributions will not be eligible for Matching Contributions.
(f)    In the case of a distribution of Excess Contributions for a Highly Compensated Employee, the Administrative Committee will determine the extent to which the excess amount is composed of Tax Deferred Contributions and/or Roth 401(k) Contributions but only to the extent such types of contribution were made for the year.
(g)    A Roth 401(k) Contribution is an elective deferral that is (i) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and (ii) treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
3.9    Qualified Separate Lines of Business. To the extent determined by the Administrative Committee for any Plan Year, the Plan may operate with individual “qualified separate lines of business” (“QSLOBs”). In such case for such Plan Years, the Plan testing described in Sections 3.2 and 3.5 (and the determinations of Actual Contribution Percentage and Actual Deferral Percentage) and any other applicable Plan testing requirements, the Plan testing for such Plan Years shall be determined separately with respect to the designated QSLOBs, and the Plan provisions contained herein shall be construed and administered accordingly. For avoidance of doubt, with respect to Plan Years beginning after 2017 (regardless of whether QSLOBs are designated or not designated for a particular Plan Year), this Plan is intended to be a “safe harbor” plan (via the non-elective contribution approach) as described in Section 401(k)(12) of the Code for all Non-Bargaining Unit Employees (excluding Employees at the LCAAP (as defined in Appendix A)).
3.10    In-Plan Roth Transfer. In-plan Roth transfers (as described in this Section 3.10) are added to the Plan effective January 1, 2025. An in-plan Roth transfer means the transfer of amounts from a Taxed Contributions Account of the Participant to an in-plan transfer Account. An in-plan Roth transfer can be made from a Taxed Contributions Account in which the Participant is 100% vested. An in-plan Roth transfer can be made at any time and will apply as soon as administratively feasible. Regardless of any spousal consent requirements set forth in the Plan, spousal consent is not required in connection with any in-plan Roth transfers. An in-plan Roth transfer is irrevocable and irreversible and cannot be undone or recharacterized in any manner. An in-plan Roth transfer will be taken into account in determining any cash- out threshold or other restrictions on immediate distributions. The Administrative Committee will establish rules and procedures with respect to in-plan Roth transfers which will be applied in a uniform and nondiscriminatory manner. The Plan will maintain such records as are necessary for the proper reporting of in-plan Roth transfers. Participants may elect in-plan Roth transfers. Both a surviving Spouse Beneficiary, and an alternate payee under a qualified domestic relations order who is either a Spouse or former Spouse may also elect an in-plan Roth transfer.
ARTICLE IV
ESOP LOANS
4.1    Limitations on Stock Acquired with Proceeds of an ESOP Loan. The provisions of this Article IV shall apply solely to that portion of the Plan which is an ESOP within the meaning of Section 4975(e)(7) of the Code. Except as otherwise permitted in Sections 409(h) and (l) of the Code and Regulations promulgated thereunder, no Company Stock acquired with the proceeds of an ESOP Loan shall be subject to any put, call, or other option or any buy sell or similar agreement while held by and when distributed from the trust fund, whether or not the Plan constitutes an

“employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.
ARTICLE V
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
5.1    Tax Deferred Contributions, Roth 401(k) Contributions and Taxed Contributions. Tax Deferred Contributions, Roth 401(k) Contributions and Taxed Contributions made on behalf of or by a Participant shall be allocated to his Tax Deferred Contribution Account, Roth 401(k) Contribution Account or Taxed Contribution Account, as appropriate, as soon as practicable after such contributions are transferred to the trust fund established under the Plan.
5.2    Allocations with Respect to Dividends on Allocated Company Stock.
(a)    Notwithstanding anything in the Plan to the contrary, with respect to cash dividends paid on or after January 1, 2002 on Company Stock held in a Participant’s ESOP Account, each Participant (or his Beneficiary) may elect, in accordance with uniform and non-discriminatory procedures adopted by the Administrative Committee and in accordance with Section 404(k) of the Code, to:
(i)    have such cash dividends directly paid to such Participant (or to his Beneficiary) as soon as administrative feasible following the payment of such cash dividend;
(ii)    be paid to the trust fund and distributed to the Participant (or to his Beneficiary) as soon as administrative feasible following the payment of such cash dividend but no later than 90 days after the end of the Plan Year in which the cash dividend is paid; or
(iii)    be paid to the Plan (in cash or Company Stock, as elected by the Company) and automatically reinvested in the Olin Common Stock Fund
(iv)    Any such reinvestment election under (iii) shall be made and provided by the Company in accordance with IRS Notice 2002-2. On and after January 1, 2002, a Participant shall at all times be deemed vested in any cash dividends allocated to his ESOP Account, with respect to which he is offered the foregoing reinvestment election, whether or not he is then otherwise fully vested in his Account Balance under the terms of the Plan.
(b)    In accordance with this Section 5.2, the Company shall be entitled to deduct the amount of the cash dividends (but not any earnings on such cash dividends earned while in the Plan) subject to such election in the taxable year in which the cash dividend is paid or distributed.
(c)    No cash dividends paid or reinvested as provided for above shall be treated as annual additions under Section 415 of the Code, or as Tax Deferred Contributions, Roth 401(k) Contributions or Taxed Contributions subject to Sections 410(k), 402(g) or 401(m) of the Code.
(d)    With respect to dividends paid on Company Stock that are not part of a Participant’s ESOP Account or non-cash dividends paid on Company Stock held in the Participant’s ESOP Account, such dividends will be reinvested in the same manner and percentages as the Participant’s other Participant-Directed Investments (or as otherwise provided under the Plan).
5.3    Matching Contributions.
(a)    Generally.
(i)    Each Participating Employer shall allocate to eligible Active Participants from contributions sufficient to provide each such Participant with a Matching Contribution equal to such amounts as determined below. The Company may elect to provide a different rate of Matching Contribution or no Matching

Contribution for any group of Active Participants, provided however that a decrease in the rate of Matching Contributions may be made effective only prospectively following approval of such decrease by the Company. Notwithstanding anything to the contrary, the Plan’s Matching Contribution provisions below in Section 5.3(b) shall not be applicable with respect to Bargaining Unit Employees unless otherwise provided in the applicable collective bargaining agreement.
(ii)    In no event will any Tax Deferred Contributions, Roth 401(k) Contributions, Catch-Up Contributions or Taxed Contributions be matched at greater than a 100% rate.
(iii)    In the event that a Participant’s matched Tax Deferred Contributions, Roth 401(k) Contributions, Catch-Up Contributions or Taxed Contributions are distributed or returned to the Participant pursuant to Sections 3.1, 3.2 or 3.5, an amount equal to the Current Market Value of the related Matching Contribution (and earnings thereon) shall be forfeited by such Participant.
(iv)    Matching Contributions shall be invested in the same manner and percentages as the Participant’s other Participant-Directed Investments.
(b)    Non-Bargaining Unit Employee Participants.
(i)    Except as provided below, eligible Active Participants who are Non- Bargaining Unit Employees shall be provided a Matching Contribution equal to (1) 50% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution for such contributions up to 6% of such Active Participant’s Compensation and (2) 50% of the amount contributed on behalf of or by such Active Participant as a Catch-Up Contribution for such contributions up to 6% of such Active Participant’s Compensation. For purposes of clarity, Participants designated as Winchester White Flyer (as defined in Appendix A) Participants (which includes Legacy White Flyer Employees (as defined in Appendix A) shall be eligible to receive Matching Contributions pursuant to this Section 5.3(b)(i).
(ii)    Notwithstanding Section 5.3(b)(i), with respect to hourly Non-Bargaining Unit Employees in the Winchester division at the Oxford, Mississippi location, eligible Active Participants shall be provided a Matching Contribution equal to (1) 50% of the amount contributed on behalf of or by the Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution for such contributions up to 3% of such Active Participant’s Compensation and (2) 50% of the amount contributed on behalf of or by such Active Participant as a Catch-Up Contribution for such contributions up to 3% of such Active Participant’s Compensation.
(iii)    Notwithstanding anything to the contrary in the Plan, the following provisions shall apply to Matching Contributions (if any) provided under the above Section 5.3(b)(i) and (ii) for the 2020 Plan Year.
(A)    Matching Contributions will be discretionary under the above Section 5.3(b)(i) and (ii) for the 2020 Plan Year and shall only be made if the Company determines to do so in its sole discretion.
Such discretionary Matching Contributions for the 2020 Plan Year, if made, will be allocated to eligible Active Participants after the end of the 2020 Plan Year (but, in any event, within the period described in Code Section 404(a)(6) applicable to the taxable year within which such Plan Year ends).
(B)    An Active Participant’s entitlement to receive an allocation of any discretionary Matching Contributions under the above Section 5.3(b)(i) and (ii) for the 2020 Plan Year shall be based on the Matching Contribution formula applicable to such Participant determined by the identity of his Participating Employer, location and hourly/salaried status as of the end of the 2020 Plan Year. Additionally, for avoidance of doubt, for any period that an Active Participant is a Bargaining Unit Employee during the 2020 Plan Year, no Matching Contributions under the above Section 5.3(b)(i) and (ii) shall be made with respect to such period for such Active Participant.

(C)    For avoidance of doubt, if the Company determines, in its sole discretion, not to provide Matching Contributions under this Section 5.3(b) for the 2020 Plan Year to any eligible Active Participants who are Non-Bargaining Unit Employees, the Matching Contribution percentage for the 2020 Plan Year for such Active Participants under this Section 5.3(b) in such case shall be 0%.
(D)    Prior to any discretionary Matching Contribution allocation (if any) being made above for the 2020 Plan Year, the Company may elect to provide for the 2020 Plan Year a different rate of Matching Contribution or no Matching Contribution for all or any group of Active Participants who are Non-Bargaining Unit Employees.
For avoidance of doubt, Section 5.3(b)(iii) (regarding the discretionary matching contribution provisions for the 2020 Plan Year) shall be inapplicable to the Matching Contributions provided under Section 5.3(b)(i).
(c)    Bargaining Unit Employee Participants.
(i)    With respect to Bargaining Unit Employees in the Winchester division at the East Alton, Illinois facility, eligible Active Participants shall be provided a Matching Contribution equal to 50% of the amount contributed on behalf of or by the Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to 6% of such Active Participant’s Compensation.
(ii)    With respect to Bargaining Unit Employees in the Chlor Alkali Products and Vinyls division at the Henderson, Nevada facility, the McIntosh, Alabama facility, and the Niagara Falls, New York facility, eligible Active Participants shall be provided a Matching Contribution equal to 50% of the amount contributed on behalf of or by the Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to 6% of such Active Participant’s Compensation.
(iii)    With respect to the KA Steel Union Steel Participants, eligible KA Steel Union Steel Participants shall be provided a Matching Contribution equal to 100% of the amount contributed on behalf of or by the KA Steel Union Steel Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to 8% of such KA Steel Union Steel Participant’s Compensation. For these purposes, “KA Steel Union Steel Participants” refers to Bargaining Unit Employees of KA Steel covered by the collective bargaining agreement with United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied-Industrial and Service Workers Union (the “USW 7-507-14 Agreement”).
(iv)    With respect to the Bargaining Unit Employees of the Olin Dow Subsidiary at the Freeport, Texas facility, eligible Active Participants shall be provided a Matching Contribution equal to (i) 100% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to the first 3% of such Active Participant’s Compensation, and (ii) 50% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to the next 4% of such Active Participant’s Compensation.
(v)    With respect to Bargaining Unit Employees in the Winchester division at the LCAAP, eligible Active Participants shall be provided a Matching Contribution equal to 50% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution, Catch-Up Contribution and Taxed Contribution for such contributions up to 6% of such Active Participant’s Compensation.
(vi)    Appendix A sets forth additional terms relating to Matching Contributions for certain Bargaining Unit Employees.
5.4    Retirement Contributions.

(a)    Generally.
(i)    Each Participating Employer shall allocate to eligible Active Participants from contributions sufficient to provide each such Participant (whether or not still employed by a Participating Employer) with a Retirement Contribution equal to such amounts as determined below. Unless otherwise provided below, Retirement Contributions made under this Section 5.4 shall be allocated to Active Participant’s Retirement Contribution Account during a Plan Year on a pay period basis (or at such other time or times as the Company determines to be administratively feasible) with respect to which a contribution is made, in an amount equal to a certain percentage of the Active Participant’s Compensation. Notwithstanding the foregoing or below, the Plan’s Retirement Contribution provisions below in Section 5.4(b)-(e) shall not be applicable with respect to Bargaining Unit Employees unless and until otherwise provided in the applicable collective bargaining agreement.
(ii)    A Participant’s Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability or retirement, and are not available for withdrawal, in-service distribution or loan.
(iii)    To the extent a Participant’s Retirement Contribution percentage in this Section 5.4 changes at age 45, such change shall occur on the first day of the month in which the Participant’s reaches age 45.
(iv)    Retirement Contributions shall be invested in the same manner and percentages as the Participant’s other Participant-Directed Investments.
(b)    Non-Bargaining Unit Employee Participants.
(i)    Eligible Active Participants who are Non-Bargaining Unit Employees shall be provided a Retirement Contribution in accordance with subparagraph (A)-(D) below.
(A)    If such Active Participant is less than age 45, such percentage shall be 5% of the Active Participant’s Compensation;
(B)    If such Active Participant is age 45 or older, such percentage shall be 7.5% of the Active Participant’s Compensation;
(C)    If such Active Participant is an hourly Non-Bargaining Unit Employees in the Winchester division at the Oxford, Mississippi location, such percentage shall be 3% of the Active Participant’s Compensation; and
(D)    If such Active Participant is an hourly or salaried Non-Bargaining Unit Employees in the Winchester division at the LCAAP, such percentage shall be 5% of the Active Participant’s Compensation.
(ii)    Notwithstanding Section 5.4(b)(i), Legacy White Flyer Participants shall first become eligible for the Retirement Contribution described in Section 5.4(b)(i) beginning January 1, 2024. For purposes of clarity, Winchester White Flyer Participants who are not Legacy White Flyer Employees shall be eligible for Retirement Contributions pursuant to Section 5.4(b)(i).
(c)    East Alton Bargaining Unit Population – 2006 Electing CEOP Participants. The Retirement Contributions described in this Section 5.4(c) shall be provided only with respect to Electing CEOP Participants (as described below).
Bargaining Unit Employees at the East Alton, Illinois facility hired before January 1, 2006 who were active participants in the Olin Corporation Employees Pension Plan under such plan’s then Appendix J-9 had the opportunity during 2006 (in the form and manner determined by the Administrative Committee or its designee) to elect, effective as of

December 31, 2006 to (i) continue accruing benefits under the Olin Corporation Employees Pension Plan in accordance with the terms of such plan’s then Appendix J-9 (as amended from time to time), or (ii) cease accruing benefits under the Olin Corporation Employees Pension Plan and instead be eligible to receive a certain retirement contribution under the Plan in accordance with the terms (as amended from time to time) hereunder. Such Bargaining Unit Employees electing option (ii) of the preceding sentence shall be known herein as “Electing CEOP Participants”.
Effective for Plan Years after December 31, 2008, such percentage for an Electing CEOP Participant shall be determined as follows:
(i)    with respect to Participants whose percentage immediately before January 1, 2009 was 12%, such percentage shall be 12%;
(ii)    with respect to Participants whose percentage immediately before January 1, 2009 was 10%, such percentage shall be 10%;
(iii)    with respect to Participants whose percentage immediately before January 1, 2009 was 8%, such percentage shall be 8%;
(iv)    with respect to Participants whose percentage immediately before January 1, 2009 was 7%, such percentage shall be 7% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older;
(v)    with respect to Participants whose percentage immediately before January 1, 2009 was 6%, such percentage shall be 6% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older; and
(vi)    with respect to Participants whose percentage immediately before January 1, 2009 was 5%, such percentage shall be 5% if the Participant is less than age 45, and 7.5% if the Participant is age 45 or older.
(d)    East Alton Bargaining Unit Population – Frozen Pension Plan 2009 Population.
Effective as of February 1, 2009, Bargaining Unit Employees at the East Alton, Illinois facility hired before January 1, 2006 who ceased accruing benefits under the Olin Corporation Employees Pension Plan (under such plan’s then Appendix J-9) as of January 31, 2009 due to such plan’s benefit accrual freeze became eligible to receive a certain retirement contribution under the Plan in accordance with the terms (as amended from time to time) hereunder. The Retirement Contributions described in this Section 5.4(d) shall be provided only with respect to such Bargaining Unit Employees described in the preceding sentence.
(i)    The Retirement Contributions made under this Section 5.4(d) shall made be in accordance with subparagraph (1) and (2) below.
(A)    If such Active Participant is less than age 45, such percentage shall be 5% of the Active Participant’s Compensation; and
(B)    If such Active Participant is age 45 or older, such percentage shall be 7.5% of the Active Participant’s Compensation.
(e)    Other Bargaining Unit Employee Populations.
(i)    The following Bargaining Unit Employee populations shall be eligible for the Retirement Contributions under this Section 5.4(e):
(A)    Bargaining Unit Employees in the Chlor Alkali Products and Vinyls division at the Henderson, Nevada facility;

(B)    Bargaining Unit Employees in the Chlor Alkali Products and Vinyls division at the McIntosh, Alabama facility;
(C)    Bargaining Unit Employees in the Chlor Alkali Products and Vinyls division at the Niagara Falls, New York facility;
(D)    Bargaining Unit Employees of the Olin Dow Subsidiary at the Freeport, Texas facility;
(E)    Bargaining Unit Employees in the Winchester division at the East Alton, Illinois facility hired on and after January 1, 2006; and
(F)    Bargaining Unit Employees in the Winchester division at the
LCAAP.
(ii)    The Retirement Contributions made under this Section 5.4(e) shall made be in accordance with the below:
(A)    If such Active Participant is less than age 45, such percentage shall be 5% of the Active Participant’s Compensation;
(B)    If such Active Participant is age 45 or older, such percentage shall be 7.5% of the Active Participant’s Compensation;
(C)    If such Active Participant is a Bargaining Unit Employees in the Winchester division at the East Alton, Illinois facility hired on and after January 1, 2006, such percentage shall be 5% of the Active Participant’s Compensation; and
(D)    If such Active Participant is a Bargaining Unit Employees in the Winchester division at the LCAAP, such percentage shall be in an amount equal to 5% of the Active Participant’s Compensation.
ARTICLE VI
INVESTMENT OF CONTRIBUTIONS
6.1    Participant Direction of Accounts. The Administrative Committee is authorized and directed to maintain a program, to be administered in a uniform and non-discriminatory manner, whereby a Participant (or Beneficiary) may direct the investment of the Participant’s Account. By virtue of such Participant directed investments, the Plan is intended to constitute a plan described in Section 404(c) of ERISA and the Regulations issued thereunder. As such, to the extent permitted by law, the Trustee, the Administrative Committee, the Investment Committee, the Company, any Participating Employer, or any of its directors, officers, employees or agents shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given or deemed given by a Participant (or Beneficiary). A Participant (or Beneficiary) shall not be deemed to be a plan fiduciary, however, by reason of the exercise of control over the investment of his Account except as otherwise provided in the Plan.
Participant (or Beneficiary) investment direction over Accounts shall be subject to such rules and Regulations as to the timing and frequency of investment changes, transfers between Funds, limitations, allocations of expenses and other aspects of Plan administration as the Administrative Committee may from time to time establish in writing. Additionally, restrictions may be imposed on the Accounts of certain Participants with Olin Common Stock Fund investments to comply with any securities laws or Company policies or Section 6.3.
The Investment Committee may change the types of Funds offered, may add, freeze or delete any particular Fund (including a self-directed brokerage window investment option), and may map investments between Funds (or from investment funds of merged plans into Funds). The decision to invest in any particular Fund (including a self- directed brokerage window investment option) offered under the Plan, however, is the sole responsibility of each Participant (or Beneficiary). To the extent a self-directed brokerage window investment option is available, each Participant (or Beneficiary) shall be the “named fiduciary” (as described in Section 402(a)(2) of ERISA) with respect to such self-directed brokerage window investment option. The Trustee, the Administrative Committee, the Investment Committee, the Company, any Participating Employer, or any of its directors, officers, employees or agents are not empowered to advise a Participant (or Beneficiary) as to the manner in which his Account shall be invested. The fact that a security is available to Participants (or Beneficiaries) for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on the Company, any Participating Employer, its directors, officers, employees or agents, the Trustee, the Investment Committee or the Administrative Committee.
The Investment Committee in its discretion may engage investment managers to manage the Accounts of Participants (if so elected by Participants) upon such terms as agreed to by the Investment Committee and such investment managers.
The Administrative Committee shall establish rules to permit investment fund elections consistent with Section 401(a)(28) of the Code and any related Regulations thereunder for ESOP diversification purposes under the Plan. For avoidance of doubt, the provisions of this Article VI are intended to satisfy Section 401(a)(28) of the Code and the Pension Protection Act of 2006 (including, but not limited to, Section 401(a)(35) of the Code and the Regulations promulgated thereunder) by permitting immediate diversification for all units in the Olin Common Stock Fund acquired by the Account of a Participant.
6.2    Investments in Company Stock. Notwithstanding Section 6.1 above, and subject to the provisions of Section 6.3, the Investment Committee shall maintain as a Fund the Olin Common Stock Fund. Subject to the limitations of Section 6.3, Participants (or Beneficiaries) may, but are not required to, invest some portion of their Tax Deferred Contributions, Roth 401(k) Contributions, Taxed Contributions, Rollover Contributions and Company Contributions in such Olin Common Stock Fund. For avoidance of doubt, Tax Deferred Contributions and Roth 401(k) Contributions shall include any Catch-Up Contributions, in accordance with Section 3.1(e).
The Trustee may purchase Company Stock directly from the Company or from any other source, including on the open market; provided, however, that in no event shall a commission be charged with respect to a purchase of Company Stock from the Company. Such Company Stock may be treasury stock, authorized and previously unissued shares, or shares previously issued and repurchased by the Company, all valued at the Current Market Value of such Company Stock. Additions to and subtractions from the Olin Common Stock Fund may be netted for any given period.
Notwithstanding anything in the Plan or the Trust Fund to the contrary, the Investment Committee shall appoint an entity to serve as the independent fiduciary and investment manager of the Olin Common Stock Fund, whereby such entity, in its discretion, may suspend future investment in the Olin Common Stock Fund or liquidate the Company Stock held in the Olin Common Stock Fund, in the event such entity determines that extreme circumstances have occurred such that there is a serious question regarding the Company’s short-term viability as a going concern.
6.3    Limitations on Investing in the Olin Common Stock Fund.
Effective April 3, 2017, notwithstanding anything in the Plan to the contrary, and in accordance with the manner determined by the Investment Committee, Participant (and Beneficiary) investment of his or her Account in the Olin Common Stock Fund shall be limited as follows:
(a)    No more than 20% of a Participant’s (or Beneficiary’s) contributions made on and after April 3, 2017 into his or her Account may be invested in the Olin Common Stock Fund.

(b)    A Participant’s (or Beneficiary’s) transfers between Funds under his or her Account shall be limited to the extent such transfer would result in more than 20% of the Account being invested in the Olin Common Stock Fund.
(c)    Amounts allocated in the Olin Common Stock Fund shall not be subject to any automatic rebalancing feature under the Plan.
(d)    Nothing in this Section 6.3 shall be deemed to affect the operation of the provisions of Section 5.2.
(e)    References to “contributions” within this Section 6.3 shall be deemed to include Tax Deferred Contributions, Roth 401(k) Contributions, Taxed Contributions, Rollover Contributions, Company Contributions.
6.4    Investment of Matching Contributions.
(a)    Matching Contributions shall be made as provided under Section 3.4 and invested as provided under Section 5.3. Dividends issued on Company Stock held in the ESOP Account shall be reinvested or distributed as provided under Section 5.2. Effective October 17, 2003, Matching Contributions invested in the Olin Common Stock Fund may be transferred to other Funds at the direction of the Participant (or Beneficiary).
6.5    Special Distribution Account.
(a)    Generally. In the case of a distribution of stock and/or securities of a controlled corporation of the Company received on, or with respect to, the Company Stock as part of a spin off, split off, split up or other similar reorganization resulting in a corporate separation, the Trustee will retain such stock and cause to be credited to a “Special Distribution Account” established for each Participant under the Olin Common Stock Fund his proportionate number of shares of such stock as determined by the Trustee on the basis of the number of shares of Company Stock in such Participant’s account in the Olin Common Stock Fund on the record date of the distribution. Notwithstanding the preceding sentence, the Trustee, in its discretion, may sell such stock and/or securities received on, or with respect to, the Company Stock held in the ESOP Account and reinvest, subject to other applicable provisions of the Plan, such proceeds in Company Stock for the Participants’ Olin Common Stock Fund accounts if the Trustee determines that it is necessary to do so in order to retain the status of the ESOP as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. In any event, however, the Trustee shall sell all other securities received as part of such distribution, and reinvest, subject to other applicable provisions of the Plan, the proceeds thereof in Company Stock for the Participants’ Olin Common Stock Fund accounts.
(b)    Subsequent Corporate Transactions with Respect to Shares Held in Special Distribution Account. In the event any securities of a previously controlled corporation of the Company credited to a Participant’s Special Distribution Account shall thereafter, pursuant to a merger, consolidation or other reorganization involving the previously controlled corporation, be changed into, or become exchangeable for, securities of another corporation and/or cash, the Trustee will retain the securities of such other corporation and cause the same to be credited to such Special Distribution Account. If shareholders of the previously controlled corporation shall be offered an election by such other corporation as to the securities and/or cash they may receive in such merger, consolidation or other reorganization, the Trustee will provide a similar election to each Participant, provided that if a Participant fails to exercise any such election afforded by the Trustee within the period of time required by the Trustee, then such election may be made by the Trustee on such basis as it deems appropriate. In the event securities in a Special Distribution Account shall be the subject of a tender offer for cash and/or an exchange offer for securities of another corporation, the Trustee may accept such tender or exchange offer with respect to a Participant only if the Trustee has been authorized to do so by such Participant within the period of time required by the Trustee. The Trustee will retain any securities of such other corporation received in an exchange offer and cause the same to be credited to such Special Distribution Account. In the event that the securities of such other corporation shall carry the right of conversion into other securities, such right may be exercised only at the election of the Participant and shall not be a responsibility of the Trustee. Upon any such conversion, such other securities shall be credited to the Participant’s Special Distribution Account. All cash received by the Trustee in such merger, consolidation or other reorganization, or in such tender offer, or as a result of any securities received as part of such merger, consolidation or other reorganization and all dividends and other distributions on securities held in a Special Distribution Account, shall, except as stated above or elsewhere in the Plan, be invested in the Olin Common Stock Fund.
ARTICLE VII
VESTING
7.1    Vesting of Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution Accounts. Each Participant’s Tax Deferred Contribution Account, Roth 401(k) Contribution Account and Taxed Contribution Account (including any earnings on such contributions) shall be fully vested at all times. For avoidance of doubt, a Participant’s Tax Deferred Contribution Account and/or Roth 401(k) Contribution Account shall include any Catch-Up Contributions, in accordance with Section 3.1(e).
7.2    Vesting of Company Contribution Accounts.
(a)    The Company Contribution Account of each Active Participant who dies, incurs a Total and Permanent Disability, attains age 65 while in the employ of an Participating Employer or enters Retirement shall be fully vested and nonforfeitable.
(b)    Unless otherwise provided in Section 7.2(c) (generally regarding Retirement Contributions for certain Non-Bargaining Unit Employees), the Company Contribution Account of each Participant, shall be vested in accordance with the following schedules:
(i)    Company Contributions allocated to Participants that terminated prior to February 3, 2023, shall be vested in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 2 years	0%
2 years	25%
3 years	50%
4 years	75%
5 or more years	100%
(ii)    For each Active Participant employed on or after February 3, 2023, that portion of such Participant’s Company Contribution Account attributable to Matching Contributions shall be fully vested and non-forfeitable, effective February 3, 2023.
(iii)    For each Active Participant employed on or after February 3, 2023, that portion of such Participant’s Company Contribution Account attributable to Retirement Contributions shall be vested in accordance with the following schedule, effective February 3, 2023:

Years of Service	Vested Percentage

Less than 2 years	0%
2 years	50%
3 or more years	100%

(c)    Except as specifically provided in Section 5.4 (generally regarding the “safe harbor contributions” made under the Plan) and Appendix A the below vesting schedule applies to Retirement Contributions made to certain Non-Bargaining Unit Employees:
(i)    For Plan Years beginning after 2008 and prior to 2018, the Retirement Contribution attributable to 3% of a Participant’s Compensation made with respect to a Plan Year for Non- Bargaining Unit Employees (excluding Employees at KA Steel and the Olin Dow Subsidiary) shall be 100% vested. For avoidance of doubt, the vesting schedule provided under Section 7.2(a) or (b) (as applicable) shall still be applicable to Retirement Contributions for such Non-Bargaining Unit Employees made for such Plan Years to the extent they are in excess of the Retirement Contribution described in the preceding sentence.
(ii)    For Plan Years beginning after 2017, the Retirement Contribution attributable to 3% of a Participant’s Compensation made with respect to a Plan Year for Non- Bargaining Unit Employees (excluding Employees at the LCAAP) shall be 100% vested. For avoidance of doubt, the vesting schedule provided under Section 7.2(a) or (b) (as applicable) shall still be applicable to Retirement Contributions for such Non-Bargaining Unit Employees made for such Plan Years to the extent they are in excess of the Retirement Contribution described in the preceding sentence.
(iii)    The Company Contribution Account of each Transitioned LCAAP Employee (as defined in Appendix A) shall be fully vested and non-forfeitable. For avoidance of doubt, the Company Contribution Account of each Eligible Employee (excluding the Transitioned LCAAP Employees) at the LCAAP shall be vested as provided under Sections 7.2(a) and 7.2(b).
(iv)    The Company Contribution Account of each Bargaining Unit Employee of the Olin Dow Subsidiary at the Freeport, Texas facility shall be vested in accordance with the vesting schedule provided under Section 7.2(b)(i).
(v)    Each Legacy White Flyer Employee’s Company Contribution Account shall be fully vested and non-forfeitable. For the avoidance of doubt, the Company Contribution Account of each Participant who is designated as a Winchester White Flyer Participant but who is not a Legacy White Flyer Employee shall be vested as provided under Sections 7.2(a) and 7.2(b), as amended effective February 3, 2023.
(d)    It is anticipated that a Participant may be transferred between and among the Company and Participating Employers or their Affiliated Companies, and in the event of any such transfer, the Participant involved shall not have his rights under the Plan adversely affected, but shall continue to be credited with his accumulated Years of Service.
7.3    Vesting of Amounts Rolled Over or Transferred from Other Plans. Notwithstanding anything contained in the Plan to the contrary, (a) each Participant’s Rollover Contribution Account shall be fully vested at all times; and (b) any amounts attributable to a Participant’s accounts transferred from the Bridgeport Brass Savings and Investment Plan or the Apache Chemicals Pension and Profit Sharing Plans shall be fully vested at all times. Alternate vesting provisions may apply, as determined by the
Administrative Committee in accordance with applicable law, to (i) any portion of a Participant’s Account that has been transferred to the Plan from another plan pursuant to Section 3.6 or (ii) a Participant who was a participant in a plan that was merged into the Plan.

7.4    Forfeitures. The unvested portion of a Former Participant’s Account shall be forfeited as of the earlier of the date as of which (i) the Former Participant received a distribution of 100% of the vested portion of his Account pursuant to Article X or (ii) he incurs a five consecutive year Period of Severance. All such forfeited amounts shall be applied to reduce future contributions required of Participating Employers, used to pay expenses of administering the Plan (as described in Section 12.10 or to fund a corrective contribution (as permitted by applicable law). To the extent there is forfeiture of only a portion of a Participant’s unvested Account, such forfeiture shall not be made with respect to qualifying employer securities held under the Account until all other Account assets are first forfeited. If, as a result of a (i) above, all or a portion of his Account is forfeited, such amount (unadjusted by any gains or losses) shall be subsequently restored to his Account if he is reemployed by a Participating Employer prior to incurring a five consecutive year Period of Severance.
ARTICLE VIII
IN-SERVICE WITHDRAWALS – PRIOR TO TERMINATION OF EMPLOYMENT
8.1    Withdrawals From Taxed Contribution Accounts. An Active Participant may at any time make a request (in accordance with Plan procedures) for a withdrawal from the Participant’s Taxed Contribution Account and such withdrawal will be paid as soon as reasonably practicable following the date of such request.
8.2    Withdrawals Of Matching Contributions. A Participant may at any time make a request (in accordance with Plan procedures) for a withdrawal of Matching Contributions allocated to a Participant’s Company Contribution Account, provided that the portion of such Matching Contributions within the Account that has not been in the Plan for at least two (2) years may not be withdrawn unless the Participant has been a Participant in the Plan for five (5) years or longer. Any such withdrawal will be paid as soon as reasonably practicable following the date of such request.
8.3    Age 59½ Withdrawals Participant Accounts. In addition to the withdrawals permitted in Section 8.1 and 8.2 above, after attaining age 59½, an Active Participant may elect to make withdrawals from the Participant’s Tax Deferred Contribution Account at any time upon advance notice. Such election must be made to the Plan Administrator. The Plan Administrator may establish reasonable administrative rules and procedures governing such withdrawals.
8.4    Retirement Contribution Accounts. For avoidance of doubt, no portion of a Participant’s Retirement Contribution Account shall be available for withdrawal prior to the Participant’s severance from employment (as described in Article X).
8.5    Distribution of Withdrawals. To the extent a withdrawal is permitted under this Article VIII, such withdrawal will be paid from the applicable Account(s) on a pro-rata basis from the applicable investment funds. The amount to be withdrawn shall be based on the Current Market Value of the investment as of the applicable Valuation Date immediately preceding the date of the distribution. Such distribution shall be made in cash.
In accordance with procedures established by the Administrative Committee and in Section 10.1, to the extent required by law, a Participant who is eligible to receive a withdrawal may elect to have such withdrawal paid directly into an individual retirement account, individual retirement annuity or a qualified trust, provided that in the case of a rollover to a qualified trust, the terms of the related plan permit the acceptance of such distribution.
Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no withdrawals shall be permitted from the Participant’s account except as provided in Section 10.6.
8.6    In-Service Hardship Withdrawals.
(a)    An in-service withdrawal for hardship will be granted only if the withdrawal is made on account of hardship as defined in paragraph (b) below, and is necessary to satisfy an immediate and heavy financial need of the Participant as described in paragraph (c) below, and shall be taken from available amounts in such Participant’s Account in the manner described in paragraph (d) below. The Administrative Committee, in its discretion, shall set such administrative rules and procedures for the administration of in-service hardship withdrawals, including requiring such certifications from Participants as the Administrative Committee determines necessary or desirable.
(b)    For purposes of this Section 8.5, hardship means an immediate and heavy need to draw on financial resources to meet obligations incurred or to be incurred with respect to: (i) uninsured medical expenses (as defined in Section 213(d) of the Code) incurred or to be incurred by the Participant, his Spouse, non-spousal Beneficiaries, or dependents (as defined in accordance with the applicable provisions of Section 152 of the Code); (ii) costs directly related to the purchase of a principal residence (excluding mortgage payments) of the Participant; (iii) the payment of tuition and related educational fees, room and board for the next 12 months of post-secondary education for the Participant, his Spouse, non- spousal Beneficiary, children or dependents (as defined in accordance with the applicable provisions of Code Section 152); (iv) the prevention of the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of his principal residence; (v) burial or funeral expenses for the Participant’s deceased parent, Spouse, children, non-Spousal beneficiary or dependents (as defined in accordance with the applicable provisions of Section 152 of the Code); (vi) the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) of the Code and whether the loss exceeds 10% of adjusted gross income); (vii) a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or (viii) other extraordinary expenses as determined by the Administrative Committee. Hardship shall also include any other expenses determined to constitute an immediate and heavy need under the Regulations.
(c)    A withdrawal shall not be deemed to be necessary to satisfy a Participant’s immediate and heavy financial need unless: (i) the withdrawal does not exceed the amount needed to satisfy the Participant’s immediate financial need created by the hardship (including any taxes or penalties reasonably anticipated to result from the hardship withdrawal); (ii) the Participant has obtained all available distributions and discretionary withdrawals (excluding hardship distributions) under this Plan and all other plans maintained by an Affiliated Company; and (iii) for hardship withdrawals made prior to January 1, 2002 only, when Tax Deferred Contributions resume, the maximum dollar amount of the Participant’s Tax Deferred Contributions shall be the applicable dol1ar amount specified in Code Section 402(g) reduced by the amount of such Participant’s Tax Deferred Contribution for the taxable year in which the hardship withdrawal occurred. Additionally, in order to be deemed necessary to satisfy a Participant’s immediate and heavy financial need, the Participant shall provide a representation in such form prescribed by the Administrative Committee that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need, and the Administrative Committee shall not have actual knowledge to the contrary.
(d)    In-service hardship withdrawals pursuant to this Section 8.5 shall be taken from available amounts in such Participant’s Account in the following order of priority:
(i)    First, the principal amount of his unmatched Taxed Contributions and earnings attributable to unmatched Taxed Contributions.
(ii)    Second, the principal amount of his matched Taxed Contributions and earnings attributable to matched Taxed Contributions;
(iii)    Third, amounts in his Company Contribution Account, to the extent vested; provided, however, that no amount in his Company Contribution Account may be withdrawn by a Participant who has been a Participant for fewer than five years unless such amounts are attributable to allocations made more than two years before the date of the withdrawal and further provided that no portion of a Retirement Contribution Account may be withdrawn prior to termination of service; and
(iv)    Fourth, all or any portion of his Tax Deferred Contribution Account and Roth 401(k) Contribution Account.

No withdrawal may be made under any subsection above unless all amounts that may be withdrawn under all preceding subsections have been withdrawn. The amount to be withdrawn shall be based on the Current Market Value of the investment as of the applicable Valuation Date immediately preceding the date of the distribution. Such distribution shall be made in cash; provided, however, that a withdrawal from a Participant’s ESOP Account may be paid in shares of Company Stock if so elected by the Participant. Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no withdrawals shall be permitted from the Participant’s account except as provided in Section 10.6.
8.7    Limitation on Withdrawals for Participants with Outstanding Loans. A Participant with an outstanding loan pursuant to Article IX may request a withdrawal pursuant to this Article VIII.

ARTICLE IX
LOANS TO PARTICIPANTS AND BENEFICIARIES
9.1    Loan Program. The Administrative Committee is authorized in its sole discretion to establish and maintain a loan program in accordance with Section 408(b)(1) of ERISA and related Regulations and consistent with the provisions of this Article IX. Only Eligible Employees and Active Participants (i.e., an individual who is a Party in Interest as defined in Section (3)(14) of ERISA, hereinafter collectively referred to as “Eligible Borrowers”) shall be eligible to participate in the loan program. Loans shall be processed and made in accordance with rules and procedures from time to time adopted by the Administrative Committee in its discretion. Such rules and procedures shall be in a written document and are incorporated herein by reference.
9.2    General Rules. Any Eligible Borrower with a vested interest in an Account Balance under the Plan may make an application to the Administrative Committee (or its delegate) for a loan. Loan applications shall be approved or denied by the Administrative Committee (or its delegate) within a reasonable period of time after receipt. Loans shall be made available to all Eligible Borrowers on a uniform and reasonably equivalent basis, without regard to an individual’s race, color, religion, sex, age or national origin. In reviewing a loan application, only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans may be considered. Such factors may include the Eligible Borrower’s creditworthiness and financial need. If approved, the
Administrative Committee (or its delegate) shall direct the Trustee to make a loan to the Eligible Borrower. Any loan made to an Eligible Borrower shall be treated as a segregated investment of a portion of the Eligible Borrower’s Account Balance. Notwithstanding the foregoing, if the Plan receives written notice of a contemplated divorce or QDRO or receives a domestic relations order, no loans shall be permitted from the Participant’s Account except as provided in Section 10.6(c).
9.3    Amount. Loans shall be made in amounts approved by the Administrative Committee in its discretion. No loan shall be for less than Five Hundred Dollars ($500). A Participant may have only one loan outstanding at any given time. However, the loans that a Participant has as of August 15, 2012 will continue to remain in effect and subject to the original terms. A Participant may not request an additional loan until all loans outstanding on August 15, 2012 are repaid. No loan when added to the outstanding balance of all other loans from the Plan to the Eligible Borrower shall exceed the lesser of:
(a)    fifty Thousand Dollars ($50,000), reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan to the Eligible Borrower during the one-year period ending on the day before the date the loan is made, over (ii) the outstanding balance of loans from the Plan to the Eligible Borrower on the date the loan is made, or
(b)    one-half (1/2) of the Eligible Borrower’s vested Account Balance as of the valuation date coincident with or immediately preceding the date of the loan.

Any loans transferred to the Plan from any qualified defined contribution pension plan merged into this Plan (including, without limitation, the KA Steel Plans (as defined in Appendix A)) shall count toward the limits on loans specified herein. In addition, for any loans so transferred to the Plan from a merged plan, the name of the Plan shall be deemed substituted for the name of the merged plan on any applicable loan notes and all other loan note terms shall remain the same. Notwithstanding any of the foregoing, the Administrative Committee may allow additional loans beyond the above maximum with respect to any merged plan (including, without limitation, the KA Steel Plans) or any group of Participants employed at a business that is acquired by the Company and specifically permitted participation herein; provided that the Administrative Committee determines that such additional loans are administratively feasible and such action is taken solely to accommodate prior loans under any merged plan or plans affected by such business acquisition.
9.4    Rate of Interest and Term of Loan. All loans shall be considered a segregated investment of the Trust Fund and shall bear a reasonable rate of interest to be determined by the Administrative Committee taking into consideration the interest rates being charged by regional and local banks, the prevailing prime rate and general economic conditions. The interest rate shall not exceed the maximum rate allowed by state or federal law; provided, however, that the Administrative Committee shall have no obligation to make loans during any period in which the maximum rate allowed by state or federal law would not permit the loan to bear a reasonable rate of interest in light of the prevailing economic circumstances. All loans shall be for a maximum of five (5) years or for such shorter term as the Administrative Committee may determine.
9.5    Security. All loans shall be secured by the pledge of the Eligible Borrower’s vested Account Balance under the Plan and may be further secured by additional collateral acceptable to the Administrative Committee if the Administrative Committee determines, in a uniform and nondiscriminatory manner, that such additional collateral is necessary or desirable to ensure repayment of the loan. No more than fifty percent (50%) of an Eligible Borrower’s Vested Account Balance determined as of the valuation date coincident with or immediately preceding the date of the loan may be used to secure a loan. In the event of default, foreclosure on the note and the attachment of the Plan’s security interest in an Account Balance will not occur until a distributable event occurs under the Plan.
9.6    Repayment. All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest paid through automatic payroll deductions; provided, however, that the Eligible Borrower may prepay the loan in full at any time without penalty and the Eligible Borrower shall be required to make repayment in full upon the Eligible Borrower’s termination of employment. Notwithstanding the preceding, an Eligible Borrower shall be permitted to continue to make payments on an existing loan after termination of employment in accordance with and subject to the rules set by the Administrative Committee.
To the extent permitted by law, repayments will be suspended during an unpaid Company approved leave of absence or layoffs of up to one year although interest will continue to accrue during these periods of suspension. Upon the Participant’s return to employment, the accrued interest will be added to his outstanding loan balance and the individual’s repayment schedule will be adjusted; provided, however, that the original term of the loan shall not be extended by virtue of such leave of absence. If a leave of absence or layoff exceeds one year, the outstanding loan balance will become immediately due and payable as of the end of the one year period. If an Eligible Borrower withdraws a portion or all of such individual’s vested Account Balance or becomes entitled to payment of benefits under the Plan, such payments or withdrawals shall first be applied toward any outstanding loan balance (including accrued interest), with the excess, if any, paid directly to the individual.
ARTICLE X
DISTRIBUTIONS
10.1    Termination of Employment.
(a)    If an Active Participant has a severance from employment (as such term is defined under Section 401(k) of the Code), or terminates employment on account of disability or death, upon filing an application therefor as prescribed by the Administrative Committee and subject to Section 9.6 hereof, the value of such Former Participant’s Account, to the extent vested, shall be distributed to him, or if he is not living, to his Beneficiary, either in a lump sum, in installments, in a partial periodic payments, or in an alternate method (as permitted under Section 3.6) as the Participant (or his Beneficiary) has elected; provided, however, that the Administrative Committee shall direct the Trustee to distribute, in a lump sum, the Participant’s entire Account as soon as practicable following his termination of employment if the value of the vested portion of the Participant’s Account does not exceed $7,000. If the value of the vested portion of a Participant’s Account exceeds the applicable small lump sum benefit amount (as provided in the preceding sentence), distributions shall be made or shall commence at such time as the Participant (or his Beneficiary) may elect in accordance with Section 10.4. With respect to distributions made on or after January 1,2002, for purposes of this subsection, the value of the Participant’s vested Account Balance shal1 be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto).
In the event of a mandatory distribution greater than $1,000 in accordance with the preceding paragraph, if a distribute does not elect to have such distribution paid directly to an “eligible retirement plan” (as defined below) specified by the distributee in a direct rollover (if allowed under applicable law) or to receive the distribution directly in accordance with this Article X, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated by the Investment Committee in accordance with Code Section 401(a)(3 l)(B).
Solely with respect to any mandatory distributions as described above, all distributions shall be made in cash; provided that any distribution to any distributee who so elects, shall be paid in Company Stock as provided below, except that any fractional interest in a share of Company Stock shall be paid in cash.
The preceding mandatory distributions shall be done in accordance with Code Sections 411(a)(11) and 401(a)(31)(B), and any other applicable law. Any consent and elections required under the above paragraphs shall be made in conformance with the applicable rules of Article X or such other rules prescribed by the Administrative Committee.
(b)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.1(b), a distributee may elect, at that time and in the manner prescribed by the Administrative Committee, to have any portion of “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the distributee in a “direct rollover.” An “eligible rollover distribution” is any distribution of all or any portion of the account balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period often (10) years or more; any distribution to the extent such distribution is required under Section 40l(a)(9) of the Code; for distributions made prior to January 1, 2002, the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution made on or after January 1,1999 that qualifies as a hardship distribution.
An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. For distributions made on or after January 1, 2002, an “eligible retirement plan” shall also include an annuity contract described in Section 403(b) of the Code, and an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by a state, political division of a state, or any agency or instrumentality of such a state or political subdivision thereof, which agrees to separately account for amounts transferred into such plan from this Plan. For distributions made on or after January 1, 2008, and subject to any applicable rules under Sections 402(c) and 408A of the Code, an “eligible retirement plan” shall also include a Roth IRA as described in Section 408A of the Code. The definition of ‘eligible retirement plan’ shall also apply in the case of a distribution to a surviving spouse, a non-spousal Beneficiary distributee, or a spouse or former spouse who is the alternate payee under a QDRO, as defined in Section 414(p) of the Code. However, in the case of an eligible rollover distribution made prior to January 1, 2002 to a surviving spouse or an eligible rollover distribution made to a non-spousal Beneficiary distributee, an “eligible retirement plan” is limited to an individual retirement account or individual retirement annuity in accordance with the Code and applicable law (including, without limitation, Section 402(c)(11) of the Code).

For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. Such portion, however, may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or is transferred to a qualified defined benefit pension plan (only for Plan Years after 2006) or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code or to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
The Administrative Committee need not obtain evidence that a retirement plan had received an IRS determination letter in order to have a reasonable belief that a retirement plan is qualified under Section 401(a) of the Code. A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee. For purposes of this Section 10.1(b), a distributee includes an Employee or former
Employee. In addition, the Employee’s or former Employee’s surviving spouse or non-spousal beneficiary (or other eligible distributee as defined under the Code and applicable law) and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of such person.
(c)    The value of any distribution shall be based on the Current Market Value of the Participant’s Account.
10.2    Method of Distribution. Subject to Section 10.1(a), a Former Participant’s Account shall be paid to him (or to his Beneficiary) in a lump sum unless the Participant (or his Beneficiary) elects the methods specified in this Section 10.2, in the manner specified by the Administrative Committee or its designee:
(a)    Annual Installments. In annual installment payment over (i) a fixed period of up to 15 years (but not exceeding the life expectancy of the Former Participant, or the joint and last survivor expectancy of the Former Participant and his Beneficiary); or (ii) if the Former Participant’s life expectancy exceeds 15 years, the life expectancy of the Former Participant. The amount to be paid to the Former Participant (or Beneficiary) in each installment shall be determined by multiplying the value of the account balances, determined in accordance with Section 10.1(c) as though the date of the installment were the distribution date, by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be distributed. The life expectancy of the Former Participant and his Beneficiary will be calculated by use of the return multiples specified in Section 1.72-9 of the Regulations. The life expectancy of a Former Participant and his Beneficiary may not be recalculated.
If a Former Participant who has elected to receive installments dies prior to receiving all such installments, any remaining installments will be paid when due to the Beneficiary, or if the Beneficiary elects, in a lump sum as soon as practicable following the Participant’s death. In the event a Beneficiary dies while receiving installment payments (or prior to receiving the complete Account amounts), amounts remaining to be paid shall be paid in a lump sum to said Beneficiary’s estate.
(b)    Partial Distribution. Effective October 1, 2024, Participant (or his Beneficiary) may elect to receive partial distributions of a designated portion of the Former Participant’s Account as elected by the Former Participant (or Beneficiary) in accordance with any policies adopted by the Administrative Committee which policies may include imposing a reasonable distribution amount, frequency limitations or other reasonable administrative conditions.
(c)    Alternate Method. Alternate methods of distribution may apply to any portion of a Participant’s Account that has been transferred to the Plan from another qualified plan pursuant to Section 3.6.
10.3    Form of Distribution. Subject to Section 10.1(a), distributions under the Plan shall be made in the following manner:

(a)    all distributions from other than the Olin Common Stock Fund shall be paid in cash, except that such amounts may, at the election of the distributee, be paid in Company Stock with any fractional interest in a share of Company Stock paid in cash;
(b)    all distributions from the Olin Common Stock Fund shall be paid in Company Stock, except that any fractional interest in a share of Company Stock shall be paid in cash; provided that any distribution to any other distributee who so elects, shall be in cash as provided below.
10.4    Date of Distribution. Generally, distributions will be made as soon as practicable on or after the distribution date elected by the distributee; provided, however, that in the discretion of the Administrative Committee, distributions may be made or commence within sixty (60) days of the distribution date elected. Notwithstanding anything in the Plan to the contrary, distributions shall commence no later than the Participant’s Required Beginning Date.
In the event of the Participant’s death prior to his Required Beginning Date as described in the preceding paragraph, distribution of the Participant’s Account shall be completed within five years after the Participant’s death unless distribution is made over a period not extending beyond the life expectancy of the Beneficiary and either (a) the Participant’s Beneficiary is his Spouse and payments begin no later than the date on which the Participant would have attained age 70 1/2 (or age 72, if such Participant would have attained age 70 1/2 after December 31, 2019) or (b) distribution begins within one year of the Participant’s death.
(a)    General Rules.
(i)    The provisions of this Section 10.4(a)-(e) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as to be required minimum distributions made after the adoption of this restated Plan.
(ii)    Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 10.4(a)-(e) equals or exceeds the required minimum distributions determined under this Section 10.4(a)-(e), then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 10.4(a)-(e) is less than the amount determined under this Section 10.4(a)-(e), then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 10.4(a)-(e).
(iii)    The requirements of this Section 10.4(a)-(e) will take precedence over any inconsistent provisions of the Plan.
(iv)    All distributions required under this Section 10.4(a)-(e) will be determined and made in accordance with the Regulations under Section 401 (a)(9) of the Code. With respect to distributions made for calendar years on or after January 1, 2003, distributions will be determined in accordance with the final and temporary regulations issued under Section 401(a)(9) of the Code on April 17, 2002, notwithstanding any provision of the Plan to the contrary.
(v)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 10.4(a)-(e), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to no later than the Section 242(b)(2) of TEFRA.
(vi)    2009 RMD Relief under the Worker, Retiree and Employer Recovery Act of 2008. Notwithstanding any other provision of this Section 10.4(a)-(e) or the Plan, a Participant (or Beneficiary) who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs (but not including any elected installment distribution which satisfies in part or all of your required minimum distributions for 2009), will not receive those 2009 RMD distributions for 2009. The preceding will be determined and administered in accordance with Section 401(a)(9)(H) of the Code.
(b)    Time and Manner of Distribution.
(i)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, at the Participant’s Required Beginning Date.
(ii)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 10.4(b)(ii)(E) of this Section 10.4(a)-(e), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 (or age 72, if such Participant would have attained age 70 1/2 after December 31, 2019), if later.
(B)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 10.4(b)(ii)(E) of this Section 10.4(a)-(e), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(C)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.4(b)(ii) will apply as if the surviving spouse were the Participant, but the time by which distributions must begin will be determined without regard to Section 2.2(b)(i).
(E)    Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. Notwithstanding 2.2(a) and (b) above, the Company elects to adopt the following optional provisions.
(1)    distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Subsection 2.2(a) or (b) above and Section 5.2B below, but, if such distribution does not begin by the date specified, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this rule will apply as if the surviving spouse were the Participant.
(2)    Election to Allow Participants or Beneficiaries to Elect 5- Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in Sections 2.2 and 4.2 of this Section 10.4(a)-(e) applies to distributions after the death of a Participant who has a Designated Beneficiary. The: election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsection 2.2(e)(1).
For purposes of this Section 10.4(b)(ii) and Section 10.4(d), unless Section 10.4(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 10.4(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to be given to the surviving spouse under Section 10.4(b)(ii)(A) If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.4(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.
(iii)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 10.4(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations thereunder.
(c)    Required Minimum Distributions During Participant’s Lifetime.
(i)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(B)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
(ii)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.4(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
(d)    Required Minimum Distributions After Participant’s Death.
(i)    Death On or After Date Distributions Begin.
(A)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:
(1)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death reduced by one for each subsequent year.

(2)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    Death Before Date Distributions Begin.
(A)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4.1.
(B)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.4(b)(ii)(A), this Section 10.4(d)(ii) will apply as if the surviving spouse were the Participant.
(e)    Definitions. The following definitions shall supersede any conflicting definitions in Article I of the Plan.
(i)    “Designated Beneficiary.” The individual who is designated as the Beneficiary under Section 6.4 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)- 1, Q&A-4, of the Regulations.
(ii)    “Distribution Calendar Year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.4(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)    “Life expectancy.” Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.
(iv)    “Participant’s Account Balance.” The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(v)    “Required Beginning Date.” The date specified in the definition of Required Beginning Date in Article I of the Plan.
10.5    Compliance with Applicable Law. Notwithstanding anything in the Plan to the contrary, distributions under this Plan shall be made in accordance with Section 401(a)(9) of the Code and any Regulations issued thereunder (as described in Section 10.4) and in accordance with Section 409(o) of the Code. To the extent that any provision of the Plan is inconsistent with such section of the Code or applicable Regulations, such Plan provision shall be disregarded. The assets of the Plan attributable to employer securities acquired by the Plan in a sale to which Section 1042 of the Code applies cannot accrue for the benefit of persons specified in Section 409(n) of the Code during the non-allocation period.
10.6    Distributions to Comply with Qualified Domestic Relations Order. In the case of any Participant with respect to whom the Plan has received a QDRO awarding an alternate payee all or any portion of the Participant’s interest under the Plan, the following rules shall apply:
(a)    Subject to Section 10.1(b), if necessary to comply with the terms of the QDRO, or if not prohibited by the terms of the QDRO and requested by the alternate payee, an amount shall be distributed to the alternate payee from the vested portion of the Participant’s Account (net of any outstanding loans) sufficient to comply with the terms of the QDRO. Such amount shall be distributed to the alternate payee in a lump sum as soon as practicable and if the full amount required under the QDRO to be distributed from the Plan is so distributed, the alternate payee shall have no further interest in the Plan. If the Participant’s vested interest (net of any outstanding loans) in the Plan is less than the amount necessary to comply with terms of the QDRO, no amount shall be distributed to the alternate payee pursuant to this Section 10.6 and amounts due under the QDRO to the Alternate Payee shall be paid in accordance with the terms of the QDRO and applicable law.
(b)    In the event that the amounts due the alternate payee under a QDRO are not distributed to the alternate payee pursuant to paragraph (a) above, the alternate payee’s interest shall be held in a separate account segregated from the Participant’s Account, and the value of the Participant’s Account shall be calculated without reference to such amounts segregated pursuant to this paragraph.
(c)    In accordance with procedures established by the Administrative Committee, if a domestic relations order, as defined in Section 414(p)(1)(B) of the Code (including, in the Administrative Committee’s discretion, a restraining order), is received, then no distribution, in-service withdrawal or loan from the Plan shall be made to the Participant until it is determined whether the domestic relations order constitutes a QDRO, but in no event shall such suspension of distributions, withdrawals and loans continue beyond the date which is 18 months following the receipt of such domestic relations order. Notwithstanding the above, if a distribution from the Plan to the Participant or his Beneficiary is required to comply with applicable law under ERISA or the Code, then a distribution shall be made to the extent necessary to comply with such law.
10.7    Distribution Rights Pertaining to Stock Distributions.

(a)    A Participant or Beneficiary who receives a distribution of Company Stock from the Plan which at the time of distribution is not publicly traded or is subject to any restrictions on disposition under any federal or state securities law or any regulation thereunder, or pursuant to any agreement affecting such Stock, which would make such Stock not as freely tradable as stock not subject to such restrictions shall have a “put option” with respect to such Stock upon terms no less favorable than the following:
(i)    Upon receipt of the Stock, the distributee shall have sixty (60) days to require, by filing written request with the Administrative Committee, that the Company (or if the Trustee so elects, the Trustee) repurchase the Stock at its fair market value. If the put option is not exercised within the applicable period, it will temporarily lapse;
(ii)    If there is a temporary lapse of the put option under (i), above, after the close of the Plan Year in which such lapse occurs the Company shall determine the value of the Stock at the end of that Plan Year and notify the distributee of such value, who will then have sixty
(60) days to require, by filing written request with the Administrative Committee, that the Company (or if the Trustee so elects, the Trustee) repurchase the Stock. If the put option is not exercised in the applicable period it will permanently lapse.
(iii)    If the Stock is contributed by a distributee to an IRA, the trustee of the IRA will have, and may exercise, in the same manner, the put option that the distributee otherwise would have had.
(iv)    Payment for Company Stock sold under a put option may be made in a lump sum or in installments, with interest at a reasonable rate determined by the Company and adequate security provided on any unpaid balance. With respect to any installment payments, such installment payments must be made in substantially equal, periodic payments (at least annually over a period not to exceed 5 years). Payment in respect of a put option must begin no later than 30 days after the put option is exercised.
On a uniform and nondiscriminatory basis, the Administrative Committee from time to time in its sole discretion may grant put options on a more simplified basis so long as such options are not less favorable to Participants than as provided above.
(b)    Company Stock distributions under the Plan shall be in whole shares, containing such legends and upon such terms and conditions and with such restrictions as the Administrative Committee may determine to be necessary or appropriate to satisfy requirements of the Securities and Exchange Commission or other applicable laws or regulations, or to provide the Company (or the Trustee), if so requested, with a right of first refusal with respect to the Stock being distributed, such right to be exercisable only if the Stock is not publicly traded at the time the right may be exercised. With respect to such right of first refusal, (i) when a Participant receives an offer by a third party to buy such Company Stock, the Participant must notify the Company (and Trustee) of the written offer by the third party to purchase the securities, and (ii) the Company (or Trustee) has 14 days to match the offer by the third party or to pay, if greater, the fair market value of the securities (as determined under Section 4975 of the Code). The order of priority for the right of first refusal would be the Company, then the Trustee.
(c)    Except as otherwise provided in this Section 10.7, no Company Stock shall be subject to a put, call, or other option, or buy sell or similar arrangement while held in the Fund or at the time of distribution therefrom.
(d)    The protections and rights contained in this Section 10.7 shall be nonterminable and, accordingly, shall continue to exist, even if the Plan ceases to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

ARTICLE XI
TRUST FUND
11.1    Trust Agreement. In order to implement the Plan, the Company shall enter into one or more Trust Agreements pursuant to which all the funds of the Plan shall be held by one or more Trustees in one or more trusts. Under no circumstances shall any part of the corpus or income of the trust fund established under the Plan be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided in Section 11.3. The Company, Trustee or any other entity does not in any way guarantee the trust(s) established under the Plan from loss or depreciation. The liability of the Company, Trustee or the Participating Employers to make any payment under the Plan will be limited to the assets held by the Trustee that are available for that purpose.
11.2    Trustee. The Investment Committee may remove the Trustee at any time for any reason upon the notice required under the Trust Agreement, and if the Trustee resigns or is removed, the Investment Committee shall designate a successor Trustee.
11.3    Return of Contributions. No contribution to the Plan shall be refunded to a Participating Employer unless such contribution was:
(a)    conditioned upon the tax deductibility of such contribution and such contribution is not deductible, and it shall be presumed that all contributions are conditioned upon deductibility; or
(b)    made as a result of a mistake of fact.
Such refund shall be made, if requested by a Participating Employer in writing, within one year from the date a contribution was made as a result of a mistake of fact, or from the date of disallowance of a deduction (or other applicable date) as the case may be. Any contribution refunded as provided above shall be adjusted to reflect its proportionate share of the trust fund’s loss, if any, but shall not be adjusted to reflect its share of the trust fund’s gain, if any.
ARTICLE XII
ADMINISTRATION
12.1    Administrative Committee. The Pension and CEOP Administrative Committee, with membership and charter as may be established by the Company from time to time, shall be one of the Plan’s two named fiduciaries and shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Administrative Committee, or its agent or delegate, has the absolute authority and sole discretion to interpret the terms of the Plan, including the Plan’s eligibility provisions and its provisions relating to qualification for and accrual of benefits. The Administrative Committee’s decisions shall be final and binding on all persons seeking benefits. Benefits shall only be paid under this Plan only if the Administrative Committee, in its sole discretion, determines that such person is entitled to them. Any exercise of discretion by the Administrative Committee shall be exercised in a nondiscriminatory manner as applied to similarly situated individuals. Unless the Company determines otherwise, the Administrative Committee shall have no fiduciary responsibility relating to the selection of investment options and other asset management matters under the Plan.
12.2    Investment Committee. The Investment Committee, with membership and charter as may be established by the Company from time to time, shall be the Plan’s named fiduciary with respect to the selection of Funds and all other matters pertaining to the investment and management of Plan assets.
12.3    Delegation. Each of the Investment Committee and Administrative Committee have the authority to delegate any of their powers or duties to any other person. Any such person may further delegate its powers or duties to another person. Unless otherwise expressly provided, any delegation or subsequent delegation shall include the same full, final and discretionary authority that the delegating party has and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the delegating entity.

12.4    Action by Company. The Board of Directors, the Compensation Committee of the Board of Directors, or the Benefit Plan Review Committee (or any of their respective delegates) may act on behalf of the Company with respect to actions or matters reserved to the Company in this Plan; provided that each of these have the authority to delegate any of their powers or duties to any other person. Any such person may further delegate its powers or duties to another person. Any delegation or subsequent delegation shall include the same authority that the delegating party has, except as otherwise expressly provided in any delegation.
12.5    Employment of Agents. The Administrative Committee and the Investment Committee may employ such legal, medical, insurance, accounting, actuarial or other experts as it deems necessary or desirable, in its sole discretion, in carrying out the provisions of the Plan.
12.6    Fiduciary Responsibilities. The Administrative Committee and the Investment Committee are the Plan’s named fiduciaries and have the fiduciary duties set forth herein. The Administrative Committee and the Investment Committee, together with the Trustee, have been designated to carry out all fiduciary responsibilities under ERISA with respect to the Plan, except for those responsibilities specifically delegated to another person.
The Company may allocate other fiduciary responsibilities among the fiduciaries named in the Plan or may designate persons other than named fiduciaries to carry out fiduciary responsibilities.
Any of the fiduciaries of the Plan may, by agreement among themselves, allocate specific responsibilities among themselves or delegate to other persons all or such portion of their fiduciary duties hereunder, as they, in their sole discretion, shall decide, other than those granted to the Trustee under the Trust Agreement. The Company may purchase insurance to cover the potential liability of all persons who serve in a fiduciary capacity (as defined in ERISA or the Plan) with regard to the Plan.
12.7    Compensation. No member of the Administrative Committee or Investment Committee shall receive any compensation for his services as such. Each member of such Committees and each other Fiduciary of the Plan shall be bonded as required by ERISA.
12.8    Committee Liability. The members of the Administrative Committee and Investment Committee shall use the degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation.
Except as provided in ERISA or in the Regulations, in administering the Plan neither a member of the Administrative Committee or Investment Committee, nor a Participating Employer nor any director, officer or employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, willful and intentional malfeasance or misfeasance and each Participating Employer, its officers, directors and Employees and any member of the such Committees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any actuary, accountant, Trustee, insurance company, counsel or other expert who shall be employed or engaged by the Participating Employer or such Committees.
To the maximum extent permitted by law, no member of the Administrative Committee or Investment Committee or officer, employee or director of the Company or any Participating Employer to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a fiduciary of the Plan nor for any action taken or omitted or mistake of judgment made in good faith, and the Company (or the appropriate Participating Employer) shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from its own assets) against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company or applicable Participating Employer) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.
12.9    Reports to Participants. At least quarterly each Plan Year (or at such other times as required by applicable law or at such other times as the Administrative Committee may decide), each Participant shall be furnished a written statement setting forth the value of his Account together with such additional information as determined by the Administrative Committee. Such statement shall be provided in a manner determined by the Administrative Committee.
12.10    Administrative Expenses.
(a)    All reasonable and proper expenses incurred in the administration of the Plan shall be paid from the Trust Fund, unless paid by the Company or Participating Employer(s); provided, however, the Company or the Participating Employer(s) may pay any of such expenses or reimburse the Trust Fund for any payment, or the Trust Fund may reimburse the Company or the Participating Employer(s) for any payment the Company or the Participating Employer(s) has paid (without interest). The payment by the Company or the Participating Employer(s) of any particular expense for a Plan Year shall not be deemed an election to pay that or any other expense in that or any subsequent Plan Year.
(b)    To the extent that expenses are paid from the Trust Fund, the Administrative Committee shall determine how such expenses are to be allocated. Without limitation, expenses may be charged directly against individual Participant Accounts, against the assets of investment funds (as may be determined by the Investment Committee) or as otherwise determined by the Administrative Committee. The Administrative Committee is authorized to establish administrative fees which may be charged against a Participant’s Account.
(c)    Without limitation, (i) expenses may be paid from a clearing or other account, and may be accrued for, based on estimated expenses, against the Plan investment funds or Participant Accounts during any period determined by the Administrative Committee, and paid as and when determined by the Administrative Committee, and (ii) amounts accrued during a Plan Year may be used to pay expenses incurred in a prior, current or future Plan Year, and true-ups may be directed by the Administrative Committee from time to time if, to the extent it deems them necessary or desirable.
(d)    Without limiting the foregoing, and subject to change:
(i)    All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund shall be paid from the Fund, and, until paid, shall constitute a charge upon the Trust Fund.
(ii)    Trustee fees, investment management fees, commissions and related Plan administrative expenses will be incorporated into the fees associated with the Funds made available under the Plan. In addition, fees associated with the self-directed brokerage feature will be charged directly to the affected Participant’s account, and the account of each Participant applying for a Plan loan will be charged an application fee ($50 per loan as of March 1, 2001, subject to change). No commissions will be charged on purchases of Company Stock directly from a Participating Employer or from Accounts in the Plan.
12.11    Special Fiduciary Provisions Concerning Employer Stock. The Trustee shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Administrative Committee shall ensure that the foregoing procedures are sufficient to safeguard the confidentiality of such information and such procedures are being followed.
ARTICLE XIII
VOTING AND TENDER OFFERS
13.1    Voting of Company Stock. Each Participant (or Beneficiary) is, for the purposes of this Section 13.1, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the Company

Stock allocated to his Account and he may direct the Trustee as to the manner in which the Company Stock represented by the Company Stock portion of his Olin Common Stock Fund Accounts is to be voted.
Before each annual or special meeting of shareholders of the Company, there shall be sent to each Participant, and in the event of the Participant’s death, his Beneficiary, a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Company Stock allocated to such Participant’s or Beneficiary’s Account. Upon receipt of such instructions, the Trustee shall vote such shares as instructed, determined separately with respect to shares of Company Stock. In lieu of voting fractional shares as instructed by Participants or Beneficiaries, the Trustee may vote the combined fractional shares of each type of Company Stock to the extent possible to reflect the direction of Participants or Beneficiaries with allocated fractional shares of Company Stock. Subject to any countervailing fiduciary duties that may require the Trustee to exercise its independent fiduciary judgment to the contrary, the Trustee shall vote shares of Company Stock allocated to Accounts under the Plan for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Company Stock with respect to which the Trustee received valid voting instructions. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Administrative Committee may prescribe.
13.2    Tendering Company Stock.
(a)    The provisions of this Section 13.2 shall apply in the event any person (other than the Company), either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of Company Stock held by the Trustee hereunder (herein jointly and severally referred to as a “tender offer”. As to any tender offer, each Participant (or Beneficiary), as a named fiduciary within the meaning of Section 402(a)(2) of ERISA, shall have the right to determine whether shares held subject to the Plan will be tendered. Participant determinations under this section shall be governed by Section 12.11 of the Plan.
(b)    A Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 13.2. Each Participant (or Beneficiary) is, for all purposes of this Section 13.02, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the shares of Company Stock allocated to his Account, and he may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to such individual’s Account in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section 13.02. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.
(c)    The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to the Participant’s or Beneficiary’s Account with respect to which it has received directions to do so. The proceeds of a disposition directed by a Participant or Beneficiary from his Account under this Section 13.2 shall be allocated to such individual’s Account and be governed by the provisions of Section 13.2(e) or other applicable provisions of the Plan and/or the Trust Agreement.
(d)    To the extent to which Participants and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to their Account, such individuals shall be deemed to have directed the Trustee that such shares remain invested in Company Stock subject to all provisions of the Plan.
(e)    To the extent possible, the proceeds of a disposition of Company Stock in an individual’s Account pursuant to a tender offer as described in this Section 13.2 shall be reinvested by the Trustee in any substituted shares of Company Stock (or, if stock of an affiliated company is substituted, then in such substituted shares of the affiliated company) as expeditiously as possible in the exercise of the Trustee’s fiduciary responsibility. In the event that Company Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for the Company Stock or for the proceeds of any disposition of Company Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, cash proceeds from the tender offer held in the trust fund shall be invested in short-term securities issued by the United States of America or any agency or instrumentality thereof.

ARTICLE XIV
AMENDMENT AND TERMINATION
14.1    Amendment.
(a)    Subject to the terms of any applicable collective bargaining agreement, the Company may at any time, and from time to time, amend the Plan and such amendment shall be binding on all Participating Employers, Participants and Beneficiaries.
(b)    Notwithstanding anything herein to the contrary, if an applicable vesting schedule is amended, a Participant who has completed three (3) Years of Service as of the expiration of the election period described below may elect to be subject to the vesting schedule in effect prior to the change in the vesting schedule. Such election must be made during the period which begins on the date on which the amendment changing the vesting schedule is adopted and which ends on the latest of the following dates:
(i)    the date which is sixty (60) days after the date on which the Plan amendment is adopted;
(ii)    the date which is sixty (60) days after the date on which the Plan becomes effective;
(iii)    the date which is sixty (60) days after the date the Participant is issued written notice of the Plan amendment by the Company; or
(iv)    such later date as may be specified by the Company.
The election provided for in this Section 14.1(b) shall be irrevocable when made.
(c)    Notwithstanding the foregoing, the Company shall have the duty and power to revise the Plan or Appendices, as well as addenda or amendments thereto, to correct errors, including but not limited to scrivener’s errors, to the extent such correction is necessary to reflect the intent of the Plan; provided that such correction shall be applied as if included in the original provisions.
14.2    Termination.
(a)    The Plan is entirely voluntary on the part of the Company and other Participating Employers. Subject to the terms of any applicable collective bargaining agreement, the Company reserves the right at any time to terminate the Plan, the Trust Agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. To the extent required by law, in the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of the affected Participants shall automatically become nonforfeitable and, at the election of the Company, such amounts shall either (i) continue to be held in the trust fund until distributed as provided in Section 10.01 or (ii) to the extent permitted by law, be distributed to such Participants in the same manner as if their employment had been terminated.
(b)    In the event of a complete termination of the Plan or the complete discontinuance of contributions, any forfeitures not previously applied in accordance with Section 7.4 shall be credited ratably to the Accounts of all Participants in proportion to the value of the Participants’ Accounts as of the date of termination or complete discontinuance of contributions.
14.3    Termination of a Participating Employer’s Participation. Without affecting the continuing participation in the Plan of the Company or any other Participating Employer, the Company, with or without cause, may terminate the participation of any Participating Employer in the Plan.
ARTICLE XV

TOP HEAVY
15.1    Application. The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top Heavy Plan in accordance with Section 416 of the Code.
15.2    Determination of Top Heavy. The Plan will be considered a “Top Heavy Plan” if, as of the Determination Date, the sum of the Present Value of the Participant Accounts for all Key Employees exceeds sixty percent (60%) of a similar sum for all Participants, or if the Plan is part of a Required Aggregation Group and the Required Aggregation Group is Top Heavy, subject to the following definitions and rules:
(a)    Special Definitions. The following definitions apply to this Article XV and shall have the meaning set forth below:
(i)    “Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.
(ii)    “Key Employee” means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date was:
(A)    An officer of the Company whose Section 415 Compensation from the Employer is greater than $170,000 (as adjusted under Section 416(i)(1) of the Code);
(B)    A five percent (5%) owner of the Company; or
(C)    A one percent (1%) owner of the Company having annual Section 415 Compensation from the Company of more than one hundred fifty thousand dollars ($150,000).
The determination of who is a “Key Employee” will be made in accordance with Section 416(i)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.
(iii)    “Non-Key Employee” means any Employee (and any Beneficiary of an Employee) who does not meet the definition of Key Employee. If an individual is a Non-Key Employee with respect to any plan for any Plan Year but such individual was a Key Employee with respect to such plan for any prior Plan Year, any Account of such Employee shall not be taken into account in this Section 12.1.
(iv)    “Present Value” means the sum of (i) the Participant’s Account balance determined as of the most recent Valuation Date that is within the twelve (12) month period ending on the Determination Date; (ii) the adjustment for contributions due as of the Determination Date;
(iii) the aggregate distributions made with respect to such Employee during the one (1) year period ending on the Determination Date; and (iv) distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. In the case of a distribution made for a reason other than termination of employment with the Company, death or Disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period.”
(v)    “Required Aggregation Group” means (i) each qualified plan of the Company in which a Key Employee is a Participant in the Plan Year containing the Determination Date, and (ii) each other qualified plan that enables any of the above plans to meet the requirements of Sections 401(a)(4) or 410 of the Code.
(vi)    “Top Heavy Plan Year” shall mean a Plan Year in which the Plan is a Top Heavy Plan.
(b)    Special Rules:
(i)    Permissive Aggregation Group. The Company may treat any plan not required to be included in the Required Aggregation Group as defined herein as being part of such group if the group would continue to meet the requirements of Sections 40l(a)(4) and 410 of the Code with the plan being taken into account.
(ii)    Rollover Contributions. Except as provided in the Regulations, any Rollover Contributions (or similar transfer) initiated by the Employee to a plan in the aggregation group shall not be taken into account with respect to the transferee plan for purposes of determining whether this Plan is Top Heavy.
(iii)    No Services for One (1) Year. The Account of an individual who has not performed services for the Company at any time during the one (1) year period ending on the Determination Date shall not be considered for purposes of this Section 12.1.
15.3    Vesting Requirements.
In any Top Heavy Plan Year, the Account of each Participant shall be fully vested and nonforfeitable if he has credit for three Years of Service. In the event the Plan ceases to be a Top Heavy Plan for any Plan Year subsequent to a Top Heavy Plan Year, the Account of any individual that has become fully vested in accordance with the preceding sentence shall remain fully vested.
15.4    Minimum Allocation.
Each Eligible Employee who on the last day of any Top Heavy Plan Year (a) is not a Key Employee and (b) does not participate in a defined benefit plan maintained by an Affiliated Company that provides that the minimum benefit requirements applicable to Top Heavy Plans will be satisfied in such other plan shall receive a minimum allocation of employer contributions pursuant to Sections 5.3 and 5.4 for such Plan Year equal to a percentage of his total pay as defined in Section 415(c)(3) of the Code (up to the maximum amount that may be taken into account, as adjusted from time to time by the Secretary of the Treasury) received in such Plan Year. Such percentage shall be equal to the lesser of three percent or the highest percentage at which employer contributions are allocated to the Account of any Key Employee for such Plan Year (when expressed as a percentage of such Key Employee’s total pay, up to the maximum amount that may be taken into account, as adjusted).
Tax Deterred Contributions made on behalf of Non-Key Employees may not be taken into account in satisfying the top-heavy minimum contribution requirements. Prior to Plan Years commencing on and after January 1, 2002, if Matching Contributions are taken into account for such Employees for the purposes of satisfying the minimum top-heavy contribution requirement of this Section, they may not be taken into account for purposes of the average contribution percentage tests of Section 401(m), but instead must meet the nondiscrimination tests of Section 401(a)(4) of the Code without regard to Section 401(m) of the Code. Effective for Plan Years commencing on or after January 1, 2002, Matching Contributions shall be taken into account for purposes of satisfying the minimum top-heavy contribution requirements of Section 416(c)(2) of the Code and the Plan. Matching Contributions that are used to satisfy the minimum top-heavy contribution requirements shall be treated as Matching Contributions for the purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
15.5    Dual Plan Limit.
For any Top Heavy Plan Year, the denominator of the defined contribution and defined benefit plan fractions described in Sections 415(e)(2)(B) and 3(B) of the Code shall be calculated by using a factor of
1.0    rather than 1.25.
ARTICLE XVI
MISCELLANEOUS PROVISIONS
16.1    Nonalienation of Benefits. Except (a) as may be required to comply with a qualified domestic relations order in accordance with Section 414(p) of the Code; (b) on or after August 5, 1997, as may be permitted under Section 401(a)(13)(C) of the Code; or (c) to the extent a Participant’s Account is used as security for a loan from the Plan, any benefit that may be or become payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefits shall be void; and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
If any person entitled to any benefit under the Plan shall become bankrupt or shall attempt to alienate, sell, transfer, assign, pledge, or encumber such benefit, such benefit shall, in the sole discretion of the Administrative Committee, cease and terminate, and in that event the Administrative Committee shall cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his Spouse, children or other dependents, or all or any of them, in such manner as the Administrative Committee shall determine.
16.2    Benefits Paid Solely from the Trust Fund. All benefits under the Plan are to be paid or provided solely from the trust fund and the Company nor any of the Participating Employers assumes no liability or responsibility therefor.
16.3    No Contract of Employment. The Plan shall not be deemed to constitute a contract between any Participating Employer and any Participant or to be a consideration for, or an inducement for, the employment of any individual by any Participating Employer. Nothing contained in the Plan shall be deemed to give any individual the right to be retained in the service of any Participating Employer or to interfere with the right of any Participating Employer to discharge or to terminate the service of any individual at any time without regard to the effect that such discharge or termination might have upon any rights that he might have under the Plan.
16.4    Incompetency. If a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such payments due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Administrative Committee to the Spouse, child, parent or other blood relative or to any person deemed by the Administrative Committee to have incurred expenses for such Participant or other person entitled to payments under the Plan, and any such payment so made by the Administrative Committee shall be a complete discharge of the liabilities of the Plan therefor.
16.5    Missing Recipients. If within three years after any benefit is payable under the Plan, the Administrative Committee is unable to make payment because the identity and/or whereabouts of the Participant (or Beneficiary) cannot be ascertained, notwithstanding the mailing of due notice to any last known address or addresses, the Administrative Committee shall direct that such benefit or distribution, and all further benefits or distributions with respect to him, shall be used to reduce future contributions by Participating Employers. Such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant (or Beneficiary) prior to the termination of the Plan. Benefits restored under this Section 15.5 shall be made first from forfeitures arising under this Section; and, if such forfeitures are insufficient, from additional contributions by Participating Employers made in order to restore such benefits.
16.6    Mergers, Consolidations and Transfers of Plan Assets.
(a)    In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant shall (if such other plan were then to terminate) be entitled to receive a benefit immediately after such merger, consolidation or transfer that shall be at least equal to the benefit that he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).
16.7    Claim Procedures. In order to receive any distribution or other benefits under the Plan, a Participant or Beneficiary must complete the appropriate benefit application procedure prescribed by the Administrative Committee. If a claim for benefits is denied in whole or in part by the Administrative Committee, the claimant shall be given written notice thereof within ninety (90) days following receipt of the claim by the Plan. The Administrative Committee determines that an extension is necessary, it shall notify the claimant of the results for the extension before the end of the initial ninety (90) day period. The extended period may not exceed one hundred eighty (180) days after the date of the filing of the claim.
A notice of adverse benefit determination must be in written or electronic form. Such notice shall set forth, in a manner calculated to be understood by the claimant:
(a)    the reasons for denial of the claim;
(b)    a reference to the particular provisions of the Plan on which denial of the claim is based;
(c)    a statement as to any additional facts or information necessary to perfect the claim and an explanation as to why the same is required; and
(d)    a description of the Plan’s procedures hereinafter set forth for review of the denial of the claim, and a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.
If a claim for benefits relates to benefits because of disability under the Plan, and the claim is denied in whole or in part by the Administrative Committee, the claimant shall be given written notice thereof within forty- five (45) days following receipt of the claim by the Plan. This period may be extended by the Administrative Committee for up to thirty (30) days, provided that the Administrative Committee determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the reasons for the extension. If, prior to the end of the first thirty (30) day extension period, the Administrative Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Administrative Committee notifies the claimant, prior to the expiration of the first thirty
(30) day extension period, of the reasons for the extension. A notice of extension under this paragraph shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information (the period for making the benefit determination shall be toned from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information).
Every person whose claim for benefits under the Plan is denied in whole or in part by the Administrative Committee shall have the right to request a review of such denial. Such review shall be granted upon written request therefor filed by the claimant with the Administrative Committee within sixty
(60) days following receipt of the notice of the denial (within one hundred and eighty (180) days for disability benefit claims). Such review shall be conducted by the Administrative Committee (or another committee to be designated by the Company). For any review by the Administrative Committee, the claimant, in person or by duly authorized representative, may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant shall be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim. The review on appeal will consider all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.
The Administrative Committee shall decide the matter with reasonable promptness and in any event within sixty (60) days (forty-five (45) days for disability benefit claims) after receipt of the appeal. If
Administrative Committee determines that an extension is necessary, the Administrative Committee shall notify the claimant of the reasons for the extension before the end of such initial period. The extended period may not exceed one hundred and twenty (120) days (ninety (90) days if the claim relates to disability benefits) following receipt of a request for review. Its decision shall be in written or electronic form, and, in the event of an adverse benefit determination, shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reasons for the decision, (ii) the provisions of the Plan on which the determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim; and (iv) a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a).
16.8    Cooperation of Participants. In order to receive any benefits under the Plan, a Participant or Beneficiary must furnish to the Administrative Committee such documents, evidence, data or information as it considers necessary or desirable for the purpose of administration of the Plan. The records of the Administrative Committee (or if applicable, the records of any former administrator of a Prior Plan) as to an Employee’s or Participant’s period of employment, service, termination and reason therefor, leave of absence (including any Company approved leave of absence), reemployment and compensation, will be conclusive on all persons unless determined to the Administrative Committee’s satisfaction to be incorrect.
16.9    Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia (without giving effect to its principles of conflicts of law), to the extent such laws are not preempted by ERISA.
16.10    Gender and Number. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.
16.11    Headings. The headings of Articles and Sections are included solely for convenience of reference and shall have no effect upon the meaning of the provisions hereof.
16.12    Veterans’ Rights Upon Re-Employment.
Notwithstanding any provision of this plan to the contrary, effective for reemployments commencing on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
Effective January 1, 2007, notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), the Beneficiaries of such Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had such Participant resumed and then terminated employment on account of death.
Effective January 1, 2009, notwithstanding any provision of the Plan to the contrary, any differential wage payments (as defined in Section 3401(h)(2) of the Code) received by a Participant shall be treated as compensation for purposes of Section 415 of the Code under Section 3.7 (but not for purposes of determining contributions and benefits under the Plan).
16.13    Statute of Limitations & Mitigation. After exhausting the Plan’s administrative claim and appeal provisions, an individual wishing to bring a lawsuit in either state or federal court challenging a claim denial must commence the lawsuit no later than six months after the individual receives a final denial letter indicating the individual has exhausted his or her administrative appeals and has the right to file a lawsuit. In addition to this six month deadline that applies to filing a lawsuit after the claims and appeals procedures are exhausted, a general time limitation shall apply to all lawsuits involving all types of Plan issues. An individual must commence any such lawsuit involving Plan claims no later than two years after the individual first receives information that constitutes a clear repudiation of the rights the individual is seeking to assert (i.e., the underlying event or issue that should have triggered the individual’s awareness that his or her rights under the Plan may have been violated). Although any period of time when an individual’s claim is in the claims procedure described above (i.e., the time between when an individual files a claim for benefits with the Administrative Committee and the time the individual receives a final determination letter from the Administrative Committee) does not count against the two-year period, once the claims procedure process is completed, the two year period will continue running from the point at which it was tolled.

In order to mitigate any damages or other negative effects, individuals must always carefully review their account statements, confirmations, payroll records (e.g., for deductions and contributions made to the plan) and any other records relating to the Plan, and report any discrepancies or other concerns within 30 days of the date of the applicable record through the procedures discussed in the summary plan description. An individual must file a claim under the Plan’s claim procedures if his or her concerns cannot be resolved within this time. Neither the Company, the Plan, the Administrative Committee, nor any of their agents or employees will be responsible for damages or other negative effects incurred by an individual caused by such individual’s failure to follow these requirements and procedures. In order to raise an issue in any legal action related to the claim, an individual must have clearly raised such issue during the claims and appeals procedure.
If a legal action begun against the Trustee, the Company, an Affiliated Company or an Participating Employer by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Trustee, the Company, an Affiliated Company or a Participating Employer of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.
16.14    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

IN WITNESS WHEREOF, this plan document has been executed by a duly authorized officer of the Company effective as of January 1, 2024.
OLIN CORPORATION
By
Its
Date

APPENDIX A
HISTORICAL PROVISIONS OF THE PLAN BRIEF HISTORY
Effective as of February 8, 1999, the date of the spin-off of Arch Chemicals, Inc. (“Arch”) from the Company, the Plan was converted into a multiple employer plan covering the employees of Olin and its Affiliated Companies, and employees of Arch and its Affiliated Companies. Effective as of March 1, 2001, Arch ceased to be a Participating Employer in the Plan and the Plan ceased to be a multiple employer plan. Effective as of the same date, the Accounts of all Arch Participants were transferred to the Arch Chemicals, Inc. Contributing Employee Ownership Plan. During the time that the Plan was a multiple employer Plan, the ESOP portion of the Plan consisted of two ESOP sub-Accounts: with respect to the Company and its Affiliated Companies, a sub-account which was invested in employer securities of the Company, and with respect to Arch and its Affiliated Companies, a sub-account which was invested in qualifying employer securities of Arch. The provisions applicable when the Plan was a multiple employer plan have been generally removed.
Effective as of September 1, 2001, Monarch, a wholly owned subsidiary of the Company, became a Participating Employer in the Plan and its stock bonus plans were merged into this Plan.
Effective as of July 2, 2007, the Chase Brass & Copper Company Savings and Profit Sharing Plan and the Savings Plan for Hourly Employees of Chase Brass & Copper Company (referred to herein as the “Chase Plans”) were merged into the Plan. After the merger of the Chase Plans into the Plan and related transfer of accounts under the Chase Plans to the trustee/recordkeeper of the Plan, participants and beneficiaries in the Chase Plans with respect to such accounts shall participate in the Plan under the terms and conditions of the Plan.
Effective as of January 1, 2008, Pioneer Companies Inc., a wholly owned subsidiary of the Company, and its affiliates (“Pioneer”), became a Participating Employer in the Plan, and participation and contributions under its qualified defined contribution pension plans (the Pioneer Americas LLC Savings Plan) for Henderson Bargaining Unit Employees, Pioneer America’s LLC Savings Plan for Salaried Employees and Pioneer Americas LLC Savings Plan for Tacoma Bargaining Unit Employees (referred to herein as the “Pioneer Plans”) were frozen as of December 31, 2007. The Pioneer Plans were merged into the Plan as of March 31, 2008. After the merger of the Pioneer Plans into the Plan and related transfer of accounts under the Pioneer Plans to the trustee/recordkeeper of the Plan, participants and beneficiaries in the Pioneer Plans with respect to such accounts shall participate in the Plan under the terms and conditions of the Plan.
Effective as of the establishment date of Winchester Ammunitions Inc. in early 2011, Winchester Ammunitions Inc. and its affiliates (“Winchester Ammunitions”), a wholly owned subsidiary of the Company, became a Participating Employer in the Plan.
Effective as of January 1, 2013, Olin Chlor Alkali Logistics, Inc. and its affiliates (“Chlor Alkali Logistics”), a wholly owned subsidiary of the Company, became a Participating Employer in the Plan.
Effective as of January 1, 2014, Olin/K.A. Steel Chemicals, Inc. (“KA Steel”) became a Participating Employer in the Plan (but only with respect to such collectively bargained employees at KA Steel for whom participation in the Plan has been bargained for).
Effective as of August 19, 2014, KA Steel became a fully Participating Employer in the Plan, and participation and contributions under its qualified defined contribution pension plans (the K.A. Steel
Chemicals Inc. Remote Drivers’ 401(k) Plan, K.A. Steel Chemicals Inc. Employees 401(k) Plan and K.A. Steel Chemicals Drivers’ 401(k) Plan (referred to herein as the “KA Steel Plans”)) were merged into the Plan as of such date.

As part of the transaction between The Dow Chemical Company (“Dow”) and the Company regarding the spinoff of Dow’s chlorine-related business to the Company as of October 5, 2015 (the “Dow Transaction”), the employment of certain Dow employees (including collectively bargained employees) transferred from Dow to the Blue Cube Operations, LLC (the “Olin Dow Subsidiary”) on such date (the “Dow Transferees”). As of the Dow Transaction, the Olin Dow Subsidiary became a Participating Employer in the Plan.
On October 1, 2020, the Company assumed the operation and management of the Lake City Army Ammunition Plant (LCAAP), which is a U.S. government-owned, contractor-operated facility. Immediately prior to such date, the LCAAP was operated and managed by Northrop Grumman. Non- Bargaining Unit Employees and Bargaining Unit Employees who were hired by the Company at the LCAAP on October 1, 2020, and who immediately prior to such date worked at the LCAAP for Northrop Grumman, are referred to herein as the “Transitioned LCAAP Employees”. Additionally, “Transitioned LCAAP Employees” shall include Non-Bargaining Unit Employees hired by the Company prior to October 1, 2020, who transfer within the Company to employment at the LCAAP on and after October 1, 2020, but on or before January I, 2020. The determination of who is a Transitioned LCAAP Employee shall be based on the records of the Company.
Effective as of October 1, 2023, the Company acquired the assets of White Flyer Targets, LLC (“White Flyer”) and certain employees who were employed by White Flyer immediately prior to the acquisition (the “Legacy White Flyer Employees”) were hired by Olin Winchester, LLC, a Participating Employer in the Plan.
ARTICLE I DEFINITIONS
1.1    “Aegis” shall mean Aegis, Inc. (known after September 30, 1997 simply as “Aegis,” an unincorporated division of the Company).
1.2    “Aegis Retirement Contributions” shall mean those retirement contributions made by Aegis under the Prior Plan, which were allocated to the Aegis Retirement Contribution Accounts of eligible Aegis Employees in accordance with the Prior Plan. Aegis Retirement Contributions ceased upon the sale of the Aegis business to HCC Industries Inc. (“HCC”) in June 2004. The amounts so allocated under the Prior Plan were invested in the same manner and percentages as the Aegis Participant’s other Participant Directed Investments.
1.3    “Aegis Retirement Contribution Account” shall mean with respect to an eligible Participant employed by Aegis (or formerly employed by Aegis), that portion of his Account that is attributable to Aegis Retirement Contributions. A Participant’s Aegis Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability or retirement, and are not available for withdrawal, in-service distribution or loan.
1.4    “Monarch” shall mean the Monarch Brass & Copper Corporation, a subsidiary of the Company, and its affiliates.
1.5    “Monarch Retirement Contributions” shall mean those retirement contributions made by Monarch on behalf of certain collectively bargained Employees under the Prior Plan which were allocated to the Monarch Retirement Contribution Accounts of eligible collectively bargained Employees in accordance with the Prior Plan. Monarch Retirement Contributions ceased upon the closing of the New Haven Copper Company in 2007. The amounts so allocated under the Prior Plan were invested in the same manner and percentages as the Monarch Participant’s other Participant Directed Investments.
1.6    “Monarch Retirement Contribution Account” shall mean with respect to an eligible Participant employed by Monarch, that portion of his Account attributable to Monarch Retirement Contributions. A Participant’s Monarch Retirement Contribution Account balances may only be distributed upon a termination of service, death, disability, attainment of age 65, or retirement, and, except as otherwise expressly provided herein, are not available for withdrawal or in-service distribution.

1.7    “Performance Matching Contribution” shall mean a matching contribution (within the meaning of Section 401(m) of the Code) made by a Participating Employer on behalf of a Participant with respect to Tax Deferred Contributions and Taxed Contributions, and allocated to a Participant’s Company Contribution Account pursuant to Section 5.4.
ARTICLE II COMPENSATION
2.1    Notwithstanding Section 1.13 of the Plan, the following provisions apply:
(a)    With respect to Dow Transferees, Compensation shall not include any special cash bonuses or “transition cash payments” provided to Dow Transferees in accordance with the transaction documents which are generally intended to replace the value of certain benefits (including, without limitation, certain defined benefit pension and post-retirement benefits), or portion thereof, that such Dow Transferees were eligible to receive at Dow prior to the Dow Transaction.
(b)    With respect to KA Steel Local 710 Driver Participants, Compensation shall include all overtime pay (regardless of whether the overtime is for hours that are deemed by a Participating Employer to be part of an Eligible Employee’s regularly scheduled hours of work); provided, however, such inclusion shall cease at such time when the related obligation to do so under the applicable collective bargaining agreement for KA Steel Local 710 Driver Participants is deemed by the Administrative Committee to terminate. Nothing in the preceding sentence shall be construed as permitting or requiring such additional overtime pay to be included as Compensation for any other Participants.
Notwithstanding the foregoing, with respect to KA Steel Union Steel Participants, Compensation shall include call back pay effective as of March 5, 2018; provided, however, such inclusion of call back pay as Compensation shall cease at such time when the related obligation to do so under the USW 7-507- 14 Agreement is deemed by the Administrative Committee to terminate. Additionally, with respect to KA Steel Union Steel Participants, the inclusion of employee safety awards, attendance awards and other similar awards or bonuses as Compensation shall cease effective as of March 5, 2018. Nothing in the preceding sentence shall be construed as permitting or requiring such items to be included as Compensation for any other Participants.
ARTICLE III
PERIOD OF CONTINUOUS SERVICE
With respect to Participants employed by Monarch on June 8, 2001 when Olin acquired Monarch, Periods of Continuous Service under this Plan shall include all service credited to Participants under the terms of the stock bonus plans of Monarch, as of the date of its acquisition by the Company.
ARTICLE IV CONTRIBUTIONS
4.1. Rollover Contributions and Prior Plan Transfers. In accordance with such administrative requirements, and for such period, as set by the Administrative Committee, the Plan may accept rollovers from The Dow Chemical Company Employees’ Savings Plan (“Dow Savings Plan”) for Dow Transferees which include a plan loan maintained by such Dow Transferees under the Dow Savings Plan. The applicable terms of any such plan loan rolled over into the Plan shall continue; provided however, that the name of the Plan shall be substituted for the Dow Savings Plan on any loan notes. Any such rolled over plan loan shall count toward the maximum limit on loans available under the Plan under Article IX and shall be subject to the applicable provisions of the Plan.
ARTICLE V
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.1    Matching Contributions.
(a)    With respect to the Bargaining Unit Employees at the Joliet, Illinois facility, eligible Active Participants shall be provided a Matching Contribution equal to (i) 100% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution for such contributions up to the first 3% of such Active Participant’s Compensation, and (ii) 50% of the amount contributed on behalf of or by such Active Participant as a Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution for such contributions up to the next 4% of such Active Participant’s Compensation.
(b)    With respect to the KA Steel Local 710 Driver Participants, eligible KA Steel Local 710 Driver Participants shall be provided a Matching Contribution equal to 100% of the amount contributed on behalf of or by the KA Steel Local 710 Driver Participant as a Tax Deferred Contribution, Roth 401(k) Contribution and Taxed Contribution for such contributions up to 5% of such KA Steel Local 710 Driver Participant’s Compensation. For these purposes, “KA Steel Local 710 Driver Participants” refers to Bargaining Unit Employees of KA Steel covered by the collective bargaining agreement with Teamsters Local Union No. 710.
5.2    Performance Matching Contributions. Effective for Plan Years after December 31, 2008, no Performance Matching Contributions shall be made under the Plan. Performance Matching Contribution were invested in the same manner and percentages as the Participant’s other Participant-Directed Investments.
5.3    Retirement Contributions.
(a)    Other Bargaining Unit Employee Populations.
(i)    The following Bargaining Unit Employee populations were eligible for the Retirement Contributions under Section 5.7(e) of the Plan:
(A)    Bargaining Unit Employees at the Joliet, Illinois facility.
5.4    One-Time Contribution to Legacy White Flyer Employees. Olin Winchester, LLC shall make a one-time discretionary contribution attributable to the 2023 Plan Year for each Legacy White Flyer Employee employed as of December 31, 2023, in an amount equal to the product of (i) 9% multiplied by
(ii)    such Legacy White Flyer Employee’s annualized base salary for the 2023 Plan Year, determined as of
October 1, 2023.
ARTICLE VI
INVESTMENTS OF CONTRIBUTIONS
6.1    Performance Matching Contributions shall be made and invested as provided under the Prior Plan. Dividends issued on Company Stock held in the ESOP Account shall be reinvested or distributed as provided under Section 5.2. Effective October 17, 2003, Performance Matching Contributions invested in the Olin Common Stock Fund may be transferred to other Funds at the direction of the Participant (or Beneficiary).
ARTICLE VII
VESTING
7.1    Vesting of Company Contribution Amounts.
(a)    The Company Contribution Account of each Participant who is defined as a Transferred Employee under Article IX of the Asset Purchase Agreement by and between the Company and the Arco Chemical Company, dated as of October 9, 1996 (the “Agreement”), shall be fully vested and non-forfeitable as of the Closing Date specified in the Agreement, as amended.

(b)    The Company Contribution Account of each Participant who immediately prior to the effective date of the spin-off of the Company’s aerospace and ordnance businesses to Primex (the “Primex Spin-off”) was an employee of the Company and whose employment is either transferred directly to Primex or terminated in connection with the Primex Spin-off, shall be fully vested and non-forfeitable as of the effective date of the Primex Spin-off.
(c)    The Company Contribution Account of each Participant who immediately prior to the effective date of the sale of the Aegis business to HCC was an employee of the Company and whose employment is either transferred directly to HCC or terminated in connection with the sale of the Aegis business, shall be fully vested and non-forfeitable as of the effective date of the sale of the Aegis business.
(d)    The Company Contribution Account of each New Haven Release Date Employee shall be fully vested and non-forfeitable as of his or her scheduled release date.
(e)    The Company Contribution Account of each Participant who is defined as a Transferred Employee under Article V of the Purchase Agreement between Global Brass and Copper Acquisition Co. and the Company dated as of October 15, 2007 (the “Global Sale Agreement”), shall be fully vested and non-forfeitable as of the Closing Date specified in the Global Sale Agreement, as amended.
(f)    Following the merger of the Pioneer Plans into the Plan, the portion of a Participant’s Company Contribution Account attributable to Pioneer Plan employer contribution amounts shall be fully vested and non-forfeitable as of the date such Participant has three Years of Service. If a Participant at Pioneer was 100% vested in his Pioneer Plan employer contribution amounts as of January 1, 2008, such Participant will be 100% vested in his Company Contribution Account regardless of the vesting schedule in Section 7.2(a). For purposes of this Section 7.2 with regard to Participants at Pioneer, Years of Service shall include service with Pioneer prior to its acquisition (as determined by reference to the vesting service provisions and records of the applicable Pioneer Plan). Notwithstanding the preceding, with regard to any transitional employees of the Pioneer acquisition transaction (as reflected in Schedules 5.13(a) and (b) of the acquisition/purchase agreement, provided that the related transition employee agreement was entered into with such employee), such transitional employees shall upon satisfying the applicable conditions of his or her transitional agreement be fully vested in his or her Company Contribution Account upon the transitional employee’s termination of employment to the extent not already fully vested.
(g)    Following the merger of the Chase Plans into the Plan, the portion of a Participant’s Company Contribution Account attributable to Chase Plan employer contribution amounts shall be fully vested and non-forfeitable.
(h)    The Company Contribution Account of each KA Steel Union Steel Participant employed as of January 1, 2014 shall be fully vested and non-forfeitable. The Company Contribution Account of each KA Steel Union Steel Participant hired after January 1, 2014 shall be vested as provided under Sections 7.2(a) and 7.2(b).
(i)    For each KA Steel Participant who participated in one of the KA Steel Plans at the time of the merger of the KA Steel Plans into the Plan shall be deemed to have one additional Year of Service solely for purposes of determining the vested percentage of such KA Steel Participant’s Company Contribution Account under Section 7.2(b). For purposes of this Section 7.2 with regard to Participants at KA Steel, Years of Service shall include service with KA Steel prior to its acquisition (as determined by reference to the vesting service provisions and records of the applicable KA Steel Plan).
(j)    The Company Contribution Account of each Dow Transferee shall be fully vested and non-forfeitable. For avoidance of doubt, the Company Contribution Account of each Eligible Employee (excluding the Dow Transferees) of the Olin Dow Subsidiary shall be vested as provided under Sections 7.2(a) and 7.2(b).

ARTICLE VIII
LOANS
8.1    Repayment. With regard to each Eligible Borrower who is defined as a Transferred Employee under Article V of the Global Sale Agreement, such Eligible Borrower shall be permitted to continue to make payments on an existing loan (or any new loan obtained pursuant to Section 9.1) after the Closing Date specified in the Global Sale Agreement, as amended, in accordance with and subject to the rules set by the Administrative Committee.
Notwithstanding any provision of the Plan to the contrary, an Eligible Borrower who (a) terminated employment with a Participating Employer and became employed by HCC in connection with the Company’s sale of the assets of the Aegis business, (b) has an outstanding loan from the Plan as of the date of his or her termination of employment with a Participating Employer, and (c) does not withdraw any portion of his or her vested Account, shall be permitted to continue repayment of such Plan loan during his or her period of continuous service with HCC through automatic payroll deduction taken by HCC and remitted to a Participating Employer in accordance with such procedures as may be established by the Administrative Committee and HCC from time to time.
ARTICLE IX MISCELLANEOUS
9.1    Mergers, Consolidations and Transfers of Plan Assets.
(a)    Each Participant who is defined as a Transferred Employee under Article IX of the Agreement, may elect to transfer such Participant’s entire account balance (including any Participant loan, but subject to any applicable qualified domestic relations order) to the Section 401(k) savings plan sponsored by Arco covering such employees, provided, however, with the exception of any account receivable in the form of a Participant loan, the account balance will be transferred in cash, and not in kind.
(b)    Each Participant who immediately prior to the effective date of the Primex Spin- off was an employee of the Company and whose employment is transferred directly to Primex shall have a one-time right to elect to transfer such Participant’s vested account balance to the Section 401(k) savings plan established and maintained by Primex for the benefit of its employees (the “Prime Plan”). This elective transfer option is intended to and shall comply with the provisions of Section 1.411(d)-4, Q&A- 3(b) of the Code Regulations. The election to transfer shall be entirely voluntary, but the amount transferred must equal the Participant’s entire non-forfeitable accrued benefit under the Plan. After the transfer, the Participant’s account balance under the Prime Plan will be fully vested and non-forfeitable. Participants who do not elect to transfer their account balances to the Prime Plan, shall continue to participate in this Plan in accordance with its terms.
(c)    Each Participant who is defined as a Transferred Employee under Article V of the Global Sale Agreement shall have a one-time right to elect (in the time, manner and form determined by the Administrative Committee) to transfer such Participant’s vested account balance to the Section 401(k) savings plan established and maintained by Global Brass and Copper Acquisition Co. for the benefit of its employees. The election to transfer shall be entirely voluntary, but the amount transferred must equal the Participant’s entire non-forfeitable accrued benefit under the Plan. Participants who do not so elect to transfer their account balances shall continue to participate in this Plan in accordance with its terms.

APPENDIX B
CARES ACT PROVISIONS FOR COVID-19 RELIEF
ARTICLE I GENERAL
1.1    The purpose of this Appendix B is to incorporate into the Plan the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), in order to afford the relief described therein to eligible Participants affected by the virus SARS-CoV-2 or with coronavirus disease 2019 (together, “COVID-19”). The provisions of this Appendix B shall be effective as of the dates set forth herein. The applicable provisions of the Plan are superseded or supplemented by this Appendix B to the extent set forth below. The provisions of this Appendix B shall be subject to such rules and procedures, and dependent upon the Participant providing such documentation and certifications, as the Administrative Committee, in its sole discretion, may establish or require, including the Participant’s certification as to his qualification as an Eligible Individual (as defined below). Capitalized terms not defined in this Appendix B shall have the meaning ascribed to such terms under Article I of the Plan.
ARTICLE II
DEFINITIONS
2.1    “COVID-19 Distribution” means one or more lump sum distributions from this Plan to an Eligible Individual during the period beginning on January 1, 2020, and ending before December 31, 2020, in accordance with the provisions of Section 2202 of the CARES Act and this Appendix B.
2.2    “Eligible Individual” means a Participant: (i) who is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention, (ii) whose Spouse or dependent (as defined in Section 152 of the Code) is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention, (iii) who experiences adverse financial consequences as a result of being quarantined, furloughed or laid off or having work hours reduced due to COVID-19, being unable to work due to lack of child care due to COVID-19, closing or reducing hours of a business owned or operated by the individual due to COVID-19, having a reduction in pay due to COVID-19 or having a job offer rescinded or start date for a job delayed due to COVID-19; (iv) whose Spouse or member of the household experiences adverse financial consequences due to any of the circumstances described in (iii) above (for this purpose, a member of the Participant’s household is any person who shares the Participant’s principal residence); or
(v) such other factors as determined by the Secretary of the Treasury or his delegate.
ARTICLE III
COVID-19 DISTRIBUTIONS
3.1    An Eligible Individual may elect to receive a COVID-19 Distribution from this Plan, provided that such distribution amount shall not exceed the lesser of $100,000 (reduced by any other such distributions described in Section 2202 of the CARES Act) or 100% of his vested Plan Account. The aggregate amount of all distributions received by an Eligible Individual under Section 2202 of the CARES Act from all eligible retirement arrangements in which the Eligible Individual is a participant shall not exceed $100,000.
3.2    A COVID-19 Distribution shall be exempt from (i) the 10% federal income tax penalty on early distributions under Code Section 72(t), and (ii) the 20% mandatory federal income tax withholding rate under Code Section 3405. A COVID-19 Distribution that is taxable to the Eligible Individual shall be includable in the Eligible Individual’s gross income ratably over a three taxable year period, beginning with the year in which the distribution is made, unless the Eligible Individual elects not to have this rule apply for any taxable year. Other than in connection with repayment to the Plan as described under Section 3.3 below, a COVID-19 Distribution shall not be treated as an eligible rollover distribution described in Section 402(c)(4) of the Code for purposes of Sections 401(a)(31), 402(f) and 3405 of the Code.

3.3    A Participant may, at any time during the three-year· period beginning on the day after the date on which a COVID-19 Distribution was received from the Plan, repay such COVID-19 Distribution in one or more payments to the Plan in an aggregate amount not to exceed the amount of such COVID-19 Distribution. If a repayment to the Plan is made pursuant to this Section 3.3, the Participant shall, to the extent of the repayment, be treated as having received the distribution in an eligible rollover distribution described in Section 402(c)(4) of the Code and as having transferred such amount to an eligible retirement plan in a direct trustee-to-trustee transfer within 60 days of the distribution.
ARTICLE IV
PLAN LOANS
4.1    In the case of a loan under Article IX of the Plan that is made to an Eligible Individual during the period beginning on March 27, 2020, and ending on September 22, 2020, the 50% loan security requirement of Section 9.3(2) of the Plan shall not apply and the amount of such loan that is otherwise limited under Section 9.3 of the Plan shall not exceed the lesser of:
(a)    $100,000, reduced by the highest outstanding balance of loans during the one-year period ending on the day immediately preceding the date on which such loan was made; or
(b)    The value of the vested portion of the Participant’s Account.
Such loan shall otherwise be subject in all respects to Article IX of the Plan.
ARTICLE V
WAIVER OF REQUIRED MINIMUM DISTRIBUTIONS
5.1 A Participant who normally would be required to receive a minimum distribution during 2020 pursuant to Section 10.4 of the Plan and Section 401(a)(9) of the Code due to (i) having attained age 70½ during 2019, (ii) having a Required Beginning Date in 2020, or (iii) having commenced receiving such minimum distributions in a prior Plan Year may, pursuant to Section 401(a)(9)(I) of the Code, will not receive payment of the minimum distribution that is otherwise required during calendar year 2020, unless the Participant elects not to waive payment. Any distribution to a Participant during calendar year 2020 that is not required pursuant to the preceding sentence shall not be treated as an eligible rollover distribution described in Section 402(c)(4) of the Code for purposes of Sections 401(a)(31), 402(f) and 3405(c) of the Code.
ARTICLE VI
INTERPRETATION
6.1 This Appendix B is intended to satisfy all applicable requirements of the CARES Act in order to afford the relief described therein to persons who have been affected by COVID-19. If any provision of this Appendix B may be susceptible to more than one interpretation or to an interpretation that may result in the Plan’s failing to satisfy the requirements of the CARES Act, such provision shall be applied and construed in a manner that is consistent with the applicable provisions of the CARES Act, the Code, any Regulations or other guidance issued by the Internal Revenue Service or any subsequent legislation, all of which are incorporated herein by reference.